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Notice of Annual Shareholders Meeting and 2016 Proxy Statement
November 30, 2016 at 8:00 a.m. Pacific Time Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004
Proof of ownership required for admission See Part 7 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

October 18, 2016
Letter from our Independent Chairman and our CEO

Dear Shareholder,

We invite you to attend the Annual Shareholders Meeting of Microsoft Corporation (“Annual Meeting”), which will be held at Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington 98004, on November 30, 2016 at 8:00 a.m. Pacific Time. Doors open at 7:00 a.m. We will feature a Microsoft Store at our product showcase to give you the opportunity to experience Microsoft’s latest consumer products including the latest devices running Windows 10. Driving directions to Meydenbauer Center are on page 79. Parking will be validated only for Meydenbauer Center garage. Parking is limited, so plan ahead if you are driving to the meeting.

The attached Notice of Annual Shareholders Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

This year’s shareholder question and answer session will include both live questions and questions submitted in advance. You may submit a question in advance through the Shareholder Forum available at www.theinvestornetwork.com/forum/msft/default.aspx; we will respond to as many inquiries as time allows.

We again are offering a virtual shareholder meeting through which you can view the meeting, submit questions, and vote online, at microsoft.onlineshareholdermeeting.com. We will also provide a live webcast of the Annual Meeting from the Microsoft Investor Relations website at www.microsoft.com/investor. A transcript with video and audio of the entire Annual Meeting will be available on the Investor Relations website after the meeting. We hope this will allow those who cannot attend the meeting in person to hear Microsoft executives discuss past year’s results and our plans for the future. In addition, we make available at our Investor Relations website a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors, thank you for your continued investment in Microsoft. We look forward to greeting as many of you as possible.

October 18, 2016
Letter from the Board of Directors

Dear Shareholder,

As stewards of Microsoft, the Board of Directors greatly values its engagement with our shareholders. With this proxy filing, we would like to highlight key elements that demonstrate our ongoing commitment to corporate governance.

Shareholder engagement

It has long been a priority of our Board to maintain an active dialogue with our 3.5 million shareholders around the globe. In addition to direct communications with shareholders, we’re using a range of technologies to realize the value of one-to-many communication with our shareholders in our increasingly digital, dispersed world.

•  Interactive Proxy. An interactive version of our 2016 Proxy Statement makes it easy for you to efficiently access and consume the Proxy Statement content using an intuitive and easily navigable framework. This is important, because it puts our proxy directly in your hands, so you can immediately access the specific information you want, when, how, and where you want it.

•  Virtual Shareholders Meeting. For those who cannot attend our Annual Meeting in person, we provide a virtual shareholders meeting through which investors can view the meeting, submit questions, and vote online. A live webcast of the Annual Meeting, as well as a transcript and archived webcast after the meeting will be available on the Investor Relations website so the meeting is accessible to all our shareholders, no matter your location, availability, or format preference for accessing the meeting.

•  Director Video Series. We provide an opportunity for you to get to know our Board of Directors, and learn how we approach serving shareholders through our director video series. We recently released two new installments featuring John Thompson and Padmasree Warrior.

Additional information about our shareholder engagement efforts can be found in the “Corporate Governance at Microsoft” section of the proxy.

Governance enhancements

We routinely evaluate Microsoft’s governance practices to maintain strong Board accountability and shareholder rights, and transparent policies that enhance investor and public trust. On the ballot at our Annual Meeting is a proposed change to the Articles of Incorporation that would reduce the percentage of outstanding shares required for shareholders to call a special meeting to 15%. The Board believes reducing the percentage is in the best interests of our shareholders, and illustrates our commitment to governance best practices.

This action follows last year’s adoption of a “Proxy Access for Director Nominations” bylaw, which permits a shareholder or a group of up to 20 shareholders owning three percent or more of Microsoft’s outstanding shares continuously for at least three years, to have the ability to nominate two individuals or 20% of the Board’s seats (whichever is greater), provided the shareholders and nominees satisfy the requirements specified in the bylaws. We recently amended our proxy access bylaw to refine our approach based on perspectives offered by institutional shareholders over the past year.

The continuing evolution of pay at Microsoft

Our executive compensation program continues to evolve to better align with our business strategies and reward long-term business success.

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Through our ongoing shareholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. We agree, and have been refining our program over the past three years to develop a design that incorporates performance elements directly linked to achieving our three strategic ambitions – Reinvent Productivity and Business Processes, Build the Intelligent Cloud Platform, and Create More Personal Computing. Our fiscal year 2016 Incentive Plan awards for executive officers include significant elements tied to specific performance objectives intended to drive long-term performance. Beginning in 2017, 50% of the annual cash incentive will be tied to financial objectives, and the outcome will be determined formulaically using pre-established targets for financial performance (company-wide revenue and operating income).

Additional details can be found under Proposal 2: Advisory vote on named executive officer compensation.

Board composition and refreshment

We are committed to having our Board include a diverse range of perspectives and experiences. This year, our Board is more diverse than ever, with women and ethnic minorities holding five of 11 Board positions. While there is still more work to be done, we are pleased that our efforts have created a balanced Board with different viewpoints and backgrounds, deep expertise, and strong technology-specific knowledge. We look forward to building on this foundation as we continue to identify and attract new directors to help us advance our position as one of the world’s leading technology companies.

Corporate social responsibility

Microsoft’s corporate social responsibility commitments contribute long-term value to our business, our shareholders, and communities around the world. Achieving our mission to empower every person and every organization on the planet to achieve more requires that we be thoughtful about the impact of our own business practices and policies and our investments in communities. Knowing our decisions can affect our employees, customers, partners, shareholders, suppliers, and communities, we seek to ensure their perspectives are considered in ways that help us earn and maintain their trust. For more about Microsoft’s commitments and performance, please visit: http://www.microsoft.com/csr.

Earlier this year we introduced Microsoft Philanthropies to build on the foundation of Microsoft’s 30-plus years of giving, seeking new ways to achieve greater outcomes for a broader segment of the world’s population. Microsoft Philanthropies is investing Microsoft’s greatest assets to drive greater digital inclusion and empowerment of people who do not have access to technology and the opportunities it offers and enables.

One of our first initiatives is the donation of $1 billion in Microsoft cloud services to nonprofits and university researchers over the next three years. Our objective is to help recipients around the world obtain the access they need and deserve to pursue cutting-edge solutions to society’s most pressing problems. For more information about Microsoft Philanthropies, please visit: https://www.microsoft.com/about/philanthropies/.

Communicating with the Board

We deeply value the continued interest of and feedback from our shareholders, and are committed to maintaining our active dialogue with you to ensure a diversity of perspectives are thoughtfully considered. As we move closer to our Annual Meeting, we invite you to write us at AskBoard@microsoft.com about the Board of Directors or corporate governance at Microsoft.

2016 PROXY STATEMENT  iii

Thank you for the trust you place in us. We appreciate the opportunity to serve Microsoft on your behalf. Sincerely,
Bill Gates	Sandra E. Peterson

Teri L. List-Stoll	Charles W. Scharf

G. Mason Morfit	John W. Stanton

Satya Nadella	John W. Thompson

Charles H. Noski	Padmasree Warrior

Helmut Panke

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Notice of 2016 Annual Shareholders Meeting

Date	November 30, 2016

Time	8:00 a.m. Pacific Time

Place	Meydenbauer Center, 11100 NE 6th Street Bellevue, Washington 98004

Record date	September 30, 2016. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	Make your vote count. Please vote your shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expenses and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option.

Items of business

•  To elect the 11 director nominees named in this Proxy Statement

•  To approve, on a non-binding advisory basis, the compensation paid to our Named Executive Officers

•  To ratify the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2017

•  To approve an amendment to our Amended and Restated Articles of Incorporation

•  To approve a French Sub Plan under the 2001 Stock Plan

•  To consider and vote on two shareholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting

•  To transact other business that may properly come before the Annual Meeting

Virtual meeting	You also may vote at the Annual Meeting via the Internet by visiting microsoft.onlineshareholdermeeting.com and following the instructions.

Admission to meeting	Proof of share ownership will be required to enter the Annual Meeting. See Part 7 – “Information about the meeting” for details.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on November 30, 2016. Our 2016 Proxy Statement and Annual Report to Shareholders are available at www.microsoft.com/investor.

By order of the Board of Directors

John A. Seethoff

Secretary

Redmond, Washington

October 18, 2016

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

2016 PROXY STATEMENT  v

Proxy Statement table of contents

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2016 PROXY STATEMENT  vii

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting

Record date

September 30, 2016

Voting

Shareholders as of the record date are entitled to vote. Each share of common stock of Microsoft Corporation (the “Company”) is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting agenda

•  Elect 11 directors

•  Advisory vote on executive compensation

•  Ratify Deloitte & Touche LLP as our independent auditor for fiscal year 2017

•  Approve an amendment to our Amended and Restated Articles of Incorporation

•  Approve French Sub Plan under the 2001 Stock Plan

•  Consider and vote on two shareholder proposals described in the accompanying Proxy Statement, if properly presented at the Annual Meeting

•  Transact other business that may properly come before the meeting

Date November 30, 2016 Time 8:00 a.m. Pacific Time Place Meydenbauer Center 11100NE 6th Street Bellevue,Washington 98004

Voting matters and vote recommendation

Item		Board recommends	Reasons for recommendation	More infor- mation

1.	Election of 11 directors	FOR	The Board and Governance and Nominating Committee believes the 11 Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	Page XX

2.	Advisory vote on executive compensation “say-on-pay”	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy, and reflect the input of shareholders from our extensive outreach efforts.	Page XX

3.	Ratification of the selection of Deloitte & Touche LLP as our independent auditor for fiscal year 2017	FOR	Based on the Audit Committee’s assessment of Deloitte & Touche’s qualifications and performance, it believes their retention for fiscal year 2017 is in the best interests of the Company.	Page XX

4.	Amendment to our Amended and Restated Articles of Incorporation	FOR	Reducing shares needed to call a special shareholders meeting from 25% to 15% of outstanding shares advances shareholder rights and puts the Company in the mainstream of best practice.	Page XX

5.	French Sub Plan under the 2001 Stock Plan	FOR	Providing tax-advantaged equity compensation to our French employees is required to offer market-competitive compensation.	Page XX

6.	Requesting certain proxy access bylaw amendments	AGAINST	We have a robust and workable proxy access bylaw that reflects extensive feedback from our investors, and has terms that are widely embraced by companies adopting proxy access and widely accepted by institutional shareholders’ voting policies.	Page XX

7.	Restricting actions that impair the effectiveness of shareholder votes	AGAINST	We provide our shareholders many rights protecting their vote. The proposal is too vague and does not ask us to take any specific action.	Page XX

2016 PROXY STATEMENT  1

Vote in advance of the meeting	Vote your shares at www.proxyvote.com. Have your Notice of Internet Availability or proxy card in hand for the 12-digit control number needed to vote.
Call toll-free number 1-800-690-6903
Sign, date, and return the enclosed proxy card or voting instruction form.

Vote in person at the meeting	See Part 7 – “Information about the meeting” for details on admission requirements to attend the Annual Meeting.

Our director nominees

See Part 2 – “Board of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

Name Occupation		Director since		Other public boards	Committee memberships
	Age		Independent		AC	CC	GN	RPP

William H. Gates III Co-Chair and Trustee, Bill & Melinda Gates Foundation	60	1981	No	1

Teri L. List-Stoll Former Executive Vice President and CFO, DICK’S Sporting Goods, Inc.	53	2014	Yes	1

G. Mason Morfit President, ValueAct Capital	41	2014	Yes	0

Satya Nadella CEO, Microsoft	49	2014	No	0

Charles H. Noski Former Vice Chairman, Bank of America Corporation	64	2003	Yes	2

Helmut Panke Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG	70	2003	Yes	1

Sandra E. Peterson Group Worldwide Chairman, Johnson & Johnson	57	2015	Yes	0

Charles W. Scharf CEO, Visa, Inc.	51	2014	Yes	1

John W. Stanton Chairman, Trilogy Partnerships	61	2014	Yes	2

John W. Thompson Independent Chairman, Microsoft; Former CEO, Virtual Instruments, Inc.	67	2012	Yes	0

Padmasree Warrior U.S. CEO and global Chief Development Officer, NextEV	55	2015	Yes	0

AC: Audit Committee CC: Compensation Committee GN: Governance and Nominating Committee RPP: Regulatory and Public Policy Committee	Chair	Member	Financial expert

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Corporate governance highlights

See Part 1 – “Corporate governance at Microsoft” for more information.

Our directors

Independent Board and Board committees

•  Independent Chairman of the Board; Chairman and CEO positions separate since 2000

•  9 of 11 director nominees are independent

•  All committee members are independent

•  Independent directors meet in executive session at least quarterly

•  Our Board and committees conduct annual evaluations

•  We have robust director orientation and continuing education programs for directors

•  We are committed to Board refreshment. For balance between directors with deep knowledge of the Company and those with a fresh perspective, our average director tenure is 6.6 years

•  All Audit Committee members are financially literate and 3 are audit committee financial experts

•  Our Compensation Committee uses an independent compensation consultant

Progressive shareholder rights

•  Directors are elected by majority vote in uncontested elections

•  All directors elected annually

•  Our bylaws provide for proxy access by shareholders

•  We have a confidential voting policy

•  If Proposal 4 is approved, 15% of outstanding shares can call a special meeting

Vigorous shareholder engagement

During fiscal year 2016, independent members of our Board and members of senior management conducted outreach to a cross-section of shareholders owning 40% of our shares.

2016 PROXY STATEMENT  3

Executive compensation matters

See Part 3 – “Named executive officer compensation” for more information.

Our business performance

Executing on our three ambitions

We continued to advance our mission to empower every person and every organization on the planet to achieve more. We continued to cultivate a Microsoft culture in which people connect their individual energies and passions for technology to this mission. We achieved product development milestones, implemented organizational changes, and made strategic and tactical moves to support the three ambitions that support our strategy.

Our ambitions and achievements

*	Commercial cloud annualized revenue run rate is calculated by multiplying revenue for the last month of the quarter by twelve for Office 365 commercial, Azure, Dynamics Online, and other cloud properties.

In June 2016, we agreed to acquire LinkedIn for $26.2 billion. Our goal for this transaction is to create new experiences and new value for our customers by connecting the world’s leading professional cloud and professional network.

Financial results

We balanced investments in growth opportunities and innovation with ongoing financial discipline, with the following financial results.

	GAAP	non-GAAP*
Revenue	$85.3 billion (down 9%)	$92.0 billion (down 2%)
Operating income	$20.2 billion (up 11%)	$27.9 billion (down 1%)
Net income	$16.8 billion (up 38%)	$22.3 billion (up 3%)
Diluted earnings per share	$2.10 (up 42%)	$2.79 (up 6%)
Total cash returned to shareholders	Increased 12% to $26.1 billion
One-year total shareholder return	19.1%

*	See Annex A for a reconciliation of non-GAAP and GAAP financial measures. Percentages are year-over-year.

Revenue decreased $8.3 billion primarily due to the impact of the $6.6 billion net revenue deferral from Windows 10 and an unfavorable foreign currency impact of approximately $3.8 billion. Operating income increased $2.0 billion, mainly due to a decrease in impairment, integration, and restructuring expenses related to our phone business and lower sales and marketing expenses, offset in part by lower gross margin.

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Strong long-term performance

Our total shareholder return (“TSR”), cash returned to shareholders, and annual revenue for the past three years have been strong, notwithstanding the impact of our business realignment on our fiscal year 2016 profitability.

Note about forward-looking statements

This Proxy Statement includes estimates, projections and statements relating to our business plans, objectives and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report, including this Proxy Summary and Part 3 – “Named executive officer compensation.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

2016 PROXY STATEMENT  5

Executive compensation advisory vote

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement (the “say-on-pay” vote), for the following reasons.

Pay for performance

The evolution of executive compensation for fiscal year 2016 and beyond.

Executing on our commitment to transform our executive pay program to include significant performance attributes, we increased the portion of total pay that is performance based and the portion of incentive pay that is quantitatively determined using pre-established metrics. Our fiscal year 2016 Executive Officer Incentive Plan awards for Mr. Nadella and his senior leadership team include stronger, explicit ties to specific long-term performance objectives that directly connect with achieving our three strategic ambitions. We introduced a structured framework for Mr. Nadella’s cash incentive award. We reduced the maximum award levels for the annual cash incentive and in 2017 for performance stock awards. In 2017, we will apply pre-established financial metrics to formulaically determine 50% of the annual cash incentive for all executive officers. These compensation changes respond to feedback we received through the say-on-pay vote and extensive shareholder engagement we conducted over the last year.

Fiscal year 2016 executive compensation.

At least 70% of target compensation for our Chief Executive Officer (“CEO”) and other named executive officers (collectively, the “Named Executives”) was equity-based, providing direct alignment with returns to shareholders and incentives to drive long-term business success. The annual cash incentive awards for our Named Executives ranged from 100% to 140% of target consistent with our business performance and returns to shareholders. Mr. Nadella’s cash incentive was determined based on his performance in four weighted categories as described in greater detail in Part 3 – “Named executive officer compensation”. There were no special awards.

Sound program design

We designed our executive officer compensation programs to attract, motivate, and retain the key executives who drive our success and industry leadership while considering individual and Company performance and alignment with the interests of long- term shareholders. We achieve our objectives through compensation that:

  provides a competitive total pay opportunity,

  consists primarily of stock-based compensation,

  a majority of pay is performance – based

  enhances retention through multi-year vesting of stock awards, and does not encourage unnecessary and excessive risk taking.

Best practices in executive compensation

Our leading practices include:

  a clawback policy,

  an executive stock ownership policy,

  a policy prohibiting pledging and hedging ownership of Microsoft stock,

  executive-only perquisites or benefits limited to charitable giving match,

  no employment contracts or change in control protections, and no supplemental executive retirement programs.

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1. Corporate governance at Microsoft

Corporate governance principles and practices

Our corporate governance cycle promotes effective shareholder engagement

Microsoft believes that effective corporate governance should include regular, constructive conversations with our shareholders. We actively engage with our shareholders as part of our annual corporate governance cycle described below.

We are transparent – Communicating governance policies and practices to all shareholders and other stakeholders is an important part of our commitment to transparency. With over 3.5 million Microsoft shareholders, using both direct dialogue and ‘one-to-many’ communications are necessary to reach all shareholders. To this end, during the past fiscal year Microsoft took the following steps to engage these communities.

We proactively engage with our shareholders – During fiscal year 2016, independent members of our Board and members of senior management conducted outreach to a cross-section of shareholders owning approximately 40% of our shares. Our CEO, Satya Nadella, remains committed to investing time with our shareholders to increase transparency and better understand their perspectives, including by participating in our quarterly earnings calls and other forums for communication.

Our director video series provides all stakeholders insight about our Board – We recently released two new installments of our director video series featuring interviews with members of our Board. The videos provide an informal opportunity for Microsoft’s directors to discuss their approach to serving as a director at Microsoft. The complete series can be viewed on Microsoft’s Investor Relations site at www.microsoft.com/investor/CorporateGovernance/BoardOfDirectors/default.aspx.

Microsoft on the Issues blogs address our views on emerging governance topics – We make regular policy blog posts on Microsoft on the Issues. Blogs included a synopsis of our commitment to shareholder engagement, including the latest in the series of director interviews and other topics of importance including corporate social responsibility, privacy, cybersecurity, online safety, jobs, and education. We disseminated information posted on the Microsoft on the Issues blog via social media handles, including @MSFTIssues and @MSFTNews.

2016 PROXY STATEMENT  7

Investor Relations website delivers extensive content about governance and corporate social responsibility – Our Investor Relations website provides in-depth information about our corporate governance and corporate social responsibility initiatives to our shareholders and other stakeholders.

Our progressive corporate governance framework

Corporate governance at Microsoft is designed to promote the long-term interests of our shareholders, maintain internal checks and balances, strengthen management accountability, engender public trust, and foster responsible decision making and accountability.

Our corporate governance framework is designed to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of directors, management, and shareholders, and comply with or exceed the requirements of the NASDAQ Stock Market (“NASDAQ”) and applicable law. This framework establishes the practices our Board follows with respect to:

•	Board composition, director selection,

•	Board refreshment and succession planning,

•	independent Board leadership,

•	Board meetings and involvement of senior management,

•	CEO performance evaluation,

•	CEO and senior executive development and succession planning,

•	Board committees,

•	Board and committee evaluations,

•	shareholder engagement,

•	risk oversight, and

•	director compensation.

  Our corporate governance documents

Amended and Restated Articles of Incorporation
Bylaws
Corporate Governance Guidelines
Director Independence Guidelines
Microsoft Finance Code of Professional Conduct
Microsoft Standards of Business Conduct
Audit Committee Charter and Responsibilities Calendar
Compensation Committee Charter
Governance and Nominating Committee Charter
Regulatory and Public Policy Committee Charter
Stock Ownership and Holding Requirements for Microsoft Corporation Executives
Executive Compensation Recovery Policy
Compensation Consultant Independence Standards

These documents are all available at http://aka.ms/policiesandguidelines.

We have an independent Chairman of the Board

John Thompson serves as independent Chairman of the Board. The roles of chairman and chief executive officer have been separate since 2000. The independent directors annually appoint our Chairman. As Chairman, Mr. Thompson leads the activities of the Board, including:

•	calling meetings of the Board and independent directors,

•	setting the agenda for Board meetings in consultation with the CEO and corporate secretary,

•	chairing executive sessions of the independent directors,

•	engaging with shareholders,

•	acting as an advisor to Mr. Nadella on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board, and

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•	performing the other duties specified in the Corporate Governance Guidelines or assigned by the Board.

Our Board believes its leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairman facilitates our Board’s independent oversight of management, promotes communication between management and our Board, engages with shareholders, and leads our Board’s consideration of key governance matters. The Board believes its programs for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect how it structures its leadership.

Our Board is independent

•	Nine of eleven directors are independent – We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for Satya Nadella, our CEO, and Bill Gates, all directors are independent.

•	Quarterly executive sessions of independent directors – At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without Company management present. Additional executive sessions are held as needed.

•	Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and management as described in our Compensation Consultant Independence Standards.

We have independent Board committees with appropriate expertise

•	Committees are independent – Only independent directors are members of the Board’s committees.

•	Regular committee executive sessions of independent directors – At each regularly scheduled meeting, members of the Audit Committee, Compensation Committee, and Regulatory and Public Policy Committee meet in executive session. Additional executive sessions of all Board committees are held as needed.

•	Audit Committee financial sophistication and expertise – All members of the Audit Committee meet the NASDAQ listing standard of financial sophistication. Ms. List-Stoll, Mr. Noski, and Dr. Panke are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules.

Shareholder rights

•	Majority voting – In an uncontested election, directors are elected by the majority of votes cast.

•	Annual elections – All directors are elected annually. Microsoft does not have a classified board.

•	Proxy access – We have a “Proxy Access for Director Nominations” bylaw, that permits eligible shareholders to nominate candidates for election to the Microsoft Board. Proxy access candidates will be included in the Company’s proxy statement and ballot. The proxy access bylaw provides that holders

of at least 3 percent of Microsoft’s outstanding shares held by up to 20 shareholders	holding the shares continuously for at least 3 years	can nominate two candidates or 20% of the Board, whichever is greater, for election at an annual shareholders meeting

•	Confidential voting – We have a confidential voting policy to protect the voting privacy of our individual shareholders.

•	Special meetings – If Proposal 4 is approved, holders of 15% of outstanding shares can call a special meeting.

2016 PROXY STATEMENT  9

Our approach to risk oversight

•	Board – The Board directly oversees strategic risks to the Company and other risk areas not delegated to one of its committees.

•	Committees –

Audit Committee	Compensation Committee	Regulatory and Public Policy Committee

Reviews and assesses the Company’s processes to manage financial reporting risk and to manage investment, tax, and other financial risks. It also reviews the Company’s policies for risk assessment and steps management has taken to control significant risks, except those delegated by the Board to other committees.

	Oversees compensation programs and policies and their effect on risk taking by management.	Oversees risks related to competition and antitrust, data privacy and cybersecurity, and workforce and immigration laws and regulations.

Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on those matters.

Compensation accountability

•	Stock ownership requirements – We have stock ownership policies for directors, executive officers, and other senior executives to promote a long-term perspective in managing the enterprise and to help align the interests of our shareholders, executives, and directors.

•	Compensation clawback – We have a strong ‘no-fault’ executive compensation recovery policy that applies to executive officers and our principal accounting officer.

•	Hedging and pledging prohibited – We prohibit our directors and executive officers from hedging their ownership of Microsoft stock, including trading in options, puts, calls, or other derivative instruments related to Company stock or debt. Directors and executive officers are prohibited from purchasing Microsoft stock on margin, borrowing against Microsoft stock held in a margin account, or pledging Microsoft stock as collateral for a loan.

Director orientation and continuing education

•	Board orientation – Our orientation programs familiarize new directors with Microsoft’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board of Directors.

•	Continuing education – Continuing education programs assist directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs.

Annual Board and committee evaluations

Each year, our Board and its committees conduct evaluations to assess their effectiveness and adherence to the Corporate Governance Guidelines and committee charters, and to identify opportunities to improve Board and committee performance.

•	Board evaluation – The Governance and Nominating Committee conducts an annual evaluation of the performance of the Board and each of its members. The results are reported to the Board. The report includes an assessment of the Board’s compliance with the principles in the Corporate Governance Guidelines, and identification of areas in which the Board could improve its performance.

•	Committee evaluations – Each committee conducts an annual performance evaluation and reports the results to the Board. Each committee’s report includes an assessment of the committee’s compliance with the principles in the Corporate Governance Guidelines and the committee’s charter, as well as identification of areas in which the committee could improve its performance.

Corporate social responsibility

A key part of how Microsoft fulfills our mission to empower every person and every organization on the planet to achieve more is through the products and services we provide. Achieving our mission also requires a strong commitment to corporate social responsibility: to conduct our business in ways that are principled, transparent, and accountable to key stakeholders. We believe doing so generates long-term value for our business, our shareholders, and communities around the world.

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Microsoft’s corporate social responsibility commitments include the areas of accessibility, corporate governance, environmental sustainability, empowering our people, ethical business conduct, human rights, privacy, and responsible sourcing. In addition, through Microsoft Philanthropies, we are investing Microsoft’s assets – our technology, investments, voice, and people – to drive greater inclusion and empowerment of people who do not have access to technology and the opportunities it offers and enables.

At www.microsoft.com/csr we share a broad range of information on our policies, practices, and performance across all these areas and others, ranging from our carbon footprint to how we’ve responded to requests from law enforcement agencies for customer data. Ultimately, our goal is to meet the high standards we have for ourselves and to consistently earn the trust and confidence of the public, our customers, partners, employees, and shareholders.

Political contributions transparency

Microsoft recognizes the interest of U.S. public company shareholders in establishing greater transparency about corporate political contributions. We disclose our political contributions to support candidates and ballot measures and how certain of our trade association membership dues are used for political activities. As part of our commitment to transparency, we developed our Principles and Policies Guiding Microsoft Participation in Public Policy Process in the United States, which focus on ensuring compliance with applicable federal and state laws and are designed to go beyond compliance to implement what we consider leading practices in corporate accountability, transparency, integrity, and responsibility. The policy is available at www.microsoft.com/politicalengagement.

How to communicate with our Board

We invite shareholders to contact the Board about corporate governance or matters related to the Board. Communications about these topics will be received and processed by management before being forwarded to the Board, a committee of the Board, or a director as designated in your message. Communications relating to other topics, including those that are primarily commercial in nature, will not be forwarded.

@	AskBoard@microsoft.com

MSC 123/9999 Office of the Corporate Secretary Microsoft Corporation One Microsoft Way Redmond, WA 98052-6399

Concerns about accounting or auditing matters or possible violations of our Standards of Business Conduct should be reported under the procedures outlined in the Microsoft Standards of Business Conduct, which is available on our website at http://aka.ms/buscond.

2016 PROXY STATEMENT  11

2. Board of Directors

Proposal 1: Election of directors

The Board has nominated 11 directors for election at the Annual Meeting to hold office until the 2017 Annual Meeting. The Governance and Nominating Committee has evaluated and recommended the nominees in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see Part 2 – “Board of Directors – Director selection and qualifications” You can also view our video series featuring members of our Board at www.microsoft.com/investor/board.

Each director will be elected by a vote of the majority of the votes cast, meaning that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director.

Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees:

Name	Age	Director since	Occupation
William H. Gates III	60	1981	Co-Chair and Trustee, Bill & Melinda Gates Foundation
Teri L. List-Stoll	53	2014	Former Executive Vice President and CFO, DICK’S Sporting Goods, Inc.
G. Mason Morfit	41	2014	President, ValueAct Capital
Satya Nadella	49	2014	CEO, Microsoft
Charles H. Noski	64	2003	Former Vice Chairman, Bank of America Corporation
Helmut Panke	70	2003	Former Chairman of the Board of Management, BMW Bayerische Motoren Werke AG
Sandra E. Peterson	57	2015	Group Worldwide Chairman, Johnson & Johnson
Charles W. Scharf	51	2014	CEO, Visa, Inc.
John W. Stanton	61	2014	Chairman, Trilogy Partnerships
John W. Thompson	67	2012	Independent Chairman, Microsoft; Former CEO, Virtual Instruments, Inc.
Padmasree Warrior	55	2015	U.S. CEO and global Chief Development Officer, NextEV

Director selection and qualifications

How we select Board members

Shareholders elect all Board members annually. The Governance and Nominating Committee recommends to the Board director candidates for nomination and election at the annual shareholders meeting or for appointment to fill vacancies. The Governance and Nominating Committee annually reviews with the Board the skills and characteristics required of Board nominees, considering current Board composition and Company circumstances. In making its recommendations to our Board, the Governance and Nominating Committee considers the qualifications of individual director candidates applying the Board membership criteria described below. The Governance and Nominating Committee retains any search firm involved in identifying potential candidates and approves their fees.

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Board membership criteria

The Governance and Nominating Committee works with our Board to determine the characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, education, and public service. Characteristics expected of all directors include

In evaluating the suitability of individual Board members, our Board considers many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large, publicly traded company in today’s business environment; understanding of our business and technology; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The Board’s objective is to recommend a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

In determining whether to recommend a director for re-election, the Governance and Nominating Committee considers the director’s past attendance at meetings, participation in and contributions to the activities of the Board, and the results of the most recent Board evaluation.

The Governance and Nominating Committee assesses its efforts to maintain an effective and diverse Board of Directors in the course of its regular responsibilities, which include annually

•	reporting to our Board on the performance and effectiveness of the Board,

•	presenting to our Board individuals recommended for election to the Board at the annual meeting, and

•	assessing the Governance and Nominating Committee’s own performance.

The Governance and Nominating Committee also works with the full Board to regularly evaluate Board composition to assess whether directors should be added in view of director departures, the number of directors needed to fulfill the Board’s responsibilities under the Corporate Governance Guidelines and committee charters, and the skills and capabilities that are relevant to the Board’s work and the Company’s strategy.

2016 PROXY STATEMENT  13

Shareholders previously elected all current Board members. The table below summarizes key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Director biographies below describe each director’s qualifications and relevant experience in more detail.

Shareholder recommendations and nominations of director candidates

Shareholder recommendations

The Governance and Nominating Committee considers shareholder recommendations for candidates for the Board of Directors using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating shareholder’s ownership of Company stock must be sent to the attention of MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Shareholder nominations

As described in Part 1 – “Corporate governance at Microsoft – Shareholder rights,” our Bylaws provide for proxy access shareholder nominations of director candidates. A shareholder who wishes to formally nominate a candidate must follow the procedures described in Article 1 of our Bylaws.

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Our director nominees

Age: 60 | Director since: 1981 | Microsoft Committees: None

Other Public Company Directorships: Berkshire Hathaway Inc.

Summary: Mr. Gates, a co-founder of Microsoft, served as Chairman from our incorporation in 1981 until 2014. He currently acts as a Technical Advisor to Mr. Nadella on key development projects. Mr. Gates retired as an employee in 2008. Mr. Gates served as Chief Software Architect from 2000 until 2006, when he announced his two-year plan to transition out of a full-time employee role. Mr. Gates served as Chief Executive Officer from 1981 until 2000, when he resigned as Chief Executive Officer and assumed the position of Chief Software Architect. As co-chair of the Bill & Melinda Gates Foundation, Mr. Gates shapes and approves grant-making strategies, advocates for the foundation’s issues, and helps set the overall direction of the organization.

Qualifications: As a founder of Microsoft, Mr. Gates’ insight and his vision for personal computing have been central to the success of Microsoft and the software industry. He has unparalleled knowledge of the Company’s history, strategies, and technologies. As Chairman and Chief Executive Officer of the Company from its incorporation in 1981 to 2000, he grew Microsoft from a fledgling business into the world’s leading software company, in the process creating one of the world’s most prolific sources of innovation and powerful brands. As Chief Software Architect from 2000 to 2006, and through 2008 when he retired as an employee of Microsoft, Mr. Gates set in motion technological and strategic programs that are a core part of the Company. He continues to provide technical and strategic input towards our mission to empower every person and every organization on the planet to achieve more. His work overseeing the Bill and Melinda Gates Foundation provides global insights relevant to the Company’s current and future business opportunities and a keen appreciation of stakeholder interests.

Financial
Global business
Leadership
Public company board service and governance
Technology

Age: 53 | Director since: 2014 | Microsoft Committees: Audit, Governance and Nominating

Other Public Company Directorships: Danaher Corporation

Summary: Ms. List-Stoll served as Executive Vice President and Chief Financial Officer of DICK’S Sporting Goods, Inc. from August 2015 to September 2016, where she was responsible for finance and legal activities, including financial planning and analysis, accounting, treasury, taxes, internal audit, compliance, acquisitions and divestitures, and investor relations. From December 2013 to March 2015, Ms. List-Stoll served as Executive Vice President and Chief Financial Officer for Kraft Foods Group, and then as a senior advisor through May 2015. As CFO, she led Kraft’s finance, information services, and business process excellence organizations and was responsible for financial planning, financial accounting and reporting, internal audit, treasury, tax, acquisitions and divestitures, and investor relations. Ms. List-Stoll joined Kraft in September 2013 as Senior Vice President leading the business unit finance teams. Prior to Kraft, Ms. List-Stoll was at Procter & Gamble (“P&G”) for nearly 20 years, where she last served as Senior Vice President and Treasurer. Ms. List-Stoll started with P&G in 1994 and held finance leadership roles across a diverse range of areas including business unit management, supply chain, sales, accounting, and financial planning and analysis. From 1991 to 1993, Ms. List-Stoll was a fellow with the Financial Accounting Standards Board (“FASB”). Prior to her fellowship at FASB, she spent six years at Deloitte & Touche, providing financial counsel to large multinational companies.

Qualifications: Ms. List-Stoll brings to the Board significant financial expertise, having spent her professional career in a broad range of finance and accounting roles. She has exceptional financial and operational experience from her two decades in consumer goods and retail industries. As Executive Vice President and Chief Financial Officer for DICK’S Sporting Goods and in her previous roles at Kraft Foods Group and P&G, Ms. List-Stoll has a proven record of accomplishment leading diverse and complex financial functions, providing an understanding of complex financial management and accounting matters similar to those Microsoft faces. Her experience involving business unit management, supply chain, and sales at a major consumer products company provides valuable insights into the Company’s consumer opportunities.

Ethnic, gender, national, or other diversity
Financial
Global business
Mergers and acquisitions
Public company board service and governance
Sales and marketing

2016 PROXY STATEMENT  15

Age: 41 | Director since: 2014 | Microsoft Committees: Audit, Compensation

Other Public Company Directorships: None

Former Public Company Directorships Held in the Past Five Years: C.R. Bard, Inc., Valeant Pharmaceuticals International, Inc.

Summary: Mr. Morfit is the President of ValueAct Capital, a significant Microsoft shareholder. He has been a partner of ValueAct Capital Management, L.P. since 2004 and was an associate with ValueAct Capital from January 2001 to December 2002. Prior to joining ValueAct Capital, Mr. Morfit worked in equity research for Credit Suisse First Boston from 1999 to 2000. He has a B.A. from Princeton University, and is a former CFA charter holder.

Qualifications: Mr. Morfit is a seasoned investor involved in strategic planning for other public and private companies, including companies involved in significant periods of transition. His experience on the audit, governance, and compensation committees of other public companies positions him to be a valuable and versatile asset in a variety of contexts and committee roles. Mr. Morfit has substantial experience in analyzing financial statements and capital allocation decisions.

Financial
Mergers and acquisitions
Public company board service and governance

Age: 49 | Director since: 2014 | Microsoft Committees: None

Other Public Company Directorships: None

Former Public Company Directorships Held in the Past Five Years: Riverbed Technology, Inc.

Summary: Mr. Nadella was appointed Chief Executive Officer and a Director in February 2014. He served as Executive Vice President, Cloud and Enterprise from July 2013 to February 2014. From 2011 to 2013, Mr. Nadella served as President, Server and Tools. From 2009 to 2011, he was Senior Vice President, Online Services Division. From 2008 to 2009, he was Senior Vice President, Search, Portal and Advertising. Since joining Microsoft in 1992, Mr. Nadella’s roles also included Vice President of the Business Division.

Qualifications: Mr. Nadella is a proven leader with masterful engineering skills, business vision, and the ability to bring people together. His understanding of how technology will be used and experienced around the world enables him to lead us through our next chapter of innovation and growth. Mr. Nadella’s two-decade history with Microsoft gives him deep insight into our culture, operations, and strategic direction. He spearheaded major strategy and technical shifts across the Company’s products and services, most notably our move to the cloud and the development of one of the largest cloud infrastructures in the world supporting Bing, Xbox, Office 365, Dynamics 365, and other services. This experience is fundamental to the Company’s current strategic direction. The business groups he managed delivered strong, consistent growth, outperforming the market and taking share from competitors, demonstrating his ability to translate vision into business results.

Ethnic, gender, national, or other diversity
Global business
Leadership
Public company board service and governance
Technology

16

Age: 64 | Director since: 2003 | Microsoft Committees: Audit (Chair), Governance and Nominating

Other Public Company Directorships: Avon Products, Inc., The Priceline Group Inc.

Former Public Company Directorships Held in the Past Five Years: Avery Dennison Corporation

Summary: Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until September 2012. From May 2010 through June 2011, he served as Executive Vice President and Chief Financial Officer of Bank of America Corporation. From 2003 to 2005, he served as Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation and served as a director from 2002 to 2005. Mr. Noski joined AT&T in 1999 as Senior Executive Vice President and Chief Financial Officer and was named Vice Chairman of AT&T’s board of directors in 2002. Mr. Noski retired from AT&T upon completion of its restructuring in 2002. Prior to joining AT&T, Mr. Noski was President, Chief Operating Officer, and a member of the board of directors of Hughes Electronics Corporation, a publicly traded subsidiary of General Motors Corporation in the satellite and wireless communications business. He is Chairman of the Board of Trustees of the Financial Accounting Foundation, a member of the AICPA and FEI, a past member of the Standing Advisory Group of the PCAOB, and a director of the National Association of Corporate Directors.

Qualifications: With his extensive background in finance, accounting, risk, capital markets, and business operations, Mr. Noski has a unique portfolio of business skills. He has served as a senior executive officer or head of a business unit of a major public company in a variety of contexts. A large part of Mr. Noski’s executive experience has been in the technology sector, including multinational telecommunications companies. His service with leading organizations in the accounting and auditing fields reflects his expertise in finance and accounting matters. Mr. Noski has served on a wide range of public company boards in the technology, industrial, and finance fields.

Financial
Global business
Leadership
Mergers and acquisitions
Public company board service and governance
Technology

Age: 70 | Director since: 2003 | Microsoft Committees: Audit, Regulatory and Public Policy (Chair)

Other Public Company Directorships: Singapore Airlines Limited

Former Public Company Directorships Held in the Past Five Years: UBS AG, Bayer AG (supervisory board)

Summary: Dr. Panke served as Chairman of the Board of Management of BMW Bayerische Motoren Werke AG from 2002 through 2006. From 1999 to 2002, he served as a member of the Board of Management for Finance. From 1996 to 1999, Dr. Panke was a member of the Board of Management for Human Resources and Information Technology. In his role as Chairman and Chief Executive Officer of BMW (US) Holding Corp. from 1993 to 1996, he was responsible for the company’s North American activities. He joined BMW in 1982.

Qualifications: Dr. Panke brings a global perspective to the Board. His almost 25-year career at BMW culminated in leading the company from 2002 to 2006, giving him experience as chief executive officer of a major international public corporation. In addition, his extensive résumé at BMW includes leadership roles in a variety of business disciplines including finance, information technology, worldwide human resources, and operations. Dr. Panke understands product manufacturing processes, how to manage a company through business cycles and intense competition, and how to build and sustain a globally recognized and respected brand. His service on the boards of other prominent international companies enhances his ability to contribute insights on achieving business success in a diverse range of geographies, economic conditions, and competitive environments.

Ethnic, gender, national, or other diversity
Financial
Global business
Leadership
Public company board service and governance
Sales and marketing

2016 PROXY STATEMENT  17

Age: 57 | Director since: 2015 | Microsoft Committees: Regulatory and Public Policy

Other Public Company Directorships: None

Former Public Company Directorships Held in the Past Five Years: Dun & Bradstreet Corporation

Summary: Ms. Peterson has served as the Group Worldwide Chairman and member of the Executive Committee of Johnson & Johnson, a diversified global health care company with leading consumer health, pharmaceutical and medical device businesses, since December 2012. Ms. Peterson previously served as Chairman of the Board of Management of Bayer CropScience AG (a subsidiary of Bayer AG) from 2010 to 2012 and, prior to that, as a member of Bayer CropScience AG’s Board of Management from July 2010 to September 2010. Prior to that, Ms. Peterson served as Executive Vice President and President, Medical Care, Bayer HealthCare LLC from 2009 to 2010, and as President, Diabetes Care Division, from 2005 to 2009. She was Group President of Government for Medco Health Solutions, Inc. (formerly Merck-Medco) from 2003 to 2004, Senior Vice President of Medco’s health businesses from 2001 to 2003 and Senior Vice President of Marketing for Merck-Medco Managed Care LLC from 1999 to 2001.

Qualifications: Ms. Peterson’s skills include extensive operating experience with global companies, product and marketing experience, and expertise with strategy development gained from her executive positions with Johnson & Johnson, Bayer CropScience, Bayer HealthCare, and Medco Health Solutions. She has significant information technology experience, financial knowledge, and understanding of how to run a highly regulated business. Ms. Peterson has over a decade of public company board experience at Dun & Bradstreet, including service as Chairman of the Innovation and Technology Committee and member of the Compensation and Benefits Committee.

Ethnic, gender, national, or other diversity
Global business
Leadership
Public company board service and governance
Sales and marketing
Technology

Age: 51 | Director since: 2014 | Microsoft Committees: Compensation, Governance and Nominating

Other Public Company Directorships: Visa Inc.

Summary: Mr. Scharf has served as Chief Executive Officer and a Director of Visa Inc., a global payments company, since 2012. Previously, Mr. Scharf was a Managing Director of One Equity Partners, the private investment arm of JPMorgan Chase & Co., a global financial services firm. From 2004 to 2011, Mr. Scharf served as Chief Executive Officer of Retail Financial Services at JPMorgan Chase & Co. and from 2002 to 2004, served as Chief Executive Officer of the retail division of Bank One Corporation, a financial institution. Mr. Scharf also served as Chief Financial Officer of Bank One Corporation from 2000 to 2002, Chief Financial Officer of the Global Corporate and Investment Bank division at Citigroup, Inc., an international financial conglomerate, from 1999 to 2000, and Chief Financial Officer of Salomon Smith Barney, an investment bank, and its predecessor company from 1995 to 1999.

Qualifications: Mr. Scharf, as a sitting CEO of a large global business, adds strategic and operational depth to the Board, as well as a deep understanding of how commerce is changing globally. Mr. Scharf has more than 25 years of payment systems, financial services, and leadership experience from his senior executive roles in some of the leading financial services firms in the world. Throughout his career Mr. Scharf has positively impacted large and complex institutions, from building one of the premier retail banking operations in the U.S. at JPMorgan Chase, to rebuilding the consumer banking brand, improving financial discipline, and developing senior talent at Bank One, to overseeing a major business transition and consolidation as a director of Visa Inc. and Visa U.S.A. Mr. Scharf’s leadership skills and knowledge of global finance and commerce position him to contribute significantly to the Board’s oversight of our evolving business, operations, and strategies.

Financial
Global business
Leadership
Mergers and acquisitions
Public company board service and governance
Sales and marketing
Technology

18

Age: 61 | Director since: 2014 | Microsoft Committees: Compensation (Chair), Regulatory and Public Policy

Other Public Company Directorships: Columbia Sportswear Company, Costco Wholesale Corporation

Former Public Company Directorships Held in the Past Five Years: Clearwire Corp.

Summary: Mr. Stanton founded Trilogy International Partners, Inc., a wireless operator in Central and South America and New Zealand, and Trilogy Equity Partners, a private equity fund that invests in early-stage growth opportunities in the wireless ecosystem in 2005, and currently serves as Chairman of both enterprises. In August 2016, he was appointed Chairman of First Avenue Entertainment LLLP, owner of the Seattle Mariners. He was a director of Clearwire Corp. from 2008 to 2013 and Chairman between 2011 to 2013. He also served as Clearwire’s Interim Chief Executive Officer during 2011. Mr. Stanton founded and served as Chairman and Chief Executive Officer of Western Wireless Corporation, a wireless telecommunications company, from 1992 until shortly after its acquisition by ALLTEL Corporation in 2005. Mr. Stanton was Chairman and a director of
T-Mobile USA, formerly VoiceStream Wireless Corporation, a mobile telecommunications company, from 1994 to 2004 and was Chief Executive Officer from 1998 to 2003.

Qualifications: Mr. Stanton is a recognized pioneer in the wireless telecommunications industry. His leadership of four of the top wireless operators in the United States over the past three decades positions him to contribute significantly to the development of our mobile-first and cloud-first strategies. Mr. Stanton’s extensive background as a chief executive officer and director of public and private companies lends valuable perspective and judgment to the Board’s deliberations. His record of accomplishment in multiple business endeavors demonstrates his acumen across the spectrum of strategic planning and financial matters.

Financial
Global business
Leadership
Mergers and acquisitions
Public company board service and governance
Technology

Age: 67 | Director since: 2012 | Microsoft Committees: Governance and Nominating (Chair), Regulatory and Public Policy

Other Public Company Directorships: None

Former Public Company Directorships Held in the Past Five Years: Seagate Technology PLC, Symantec Corporation, United Parcel Service

Summary: Mr. Thompson, previously lead independent director, became independent Chairman of our Board of Directors in February 2014. He was Chief Executive Officer of Virtual Instruments, a privately-held company that provides infrastructure performance analytics for virtualized and private cloud computing environments from 2010 until it merged with Load DynamiX in March 2016. Since 2009, Mr. Thompson has been an active investor in early-stage technology companies in Silicon Valley. Mr. Thompson served as Chairman and Chief Executive Officer of Symantec Corp. beginning in 1999, helping transform Symantec into a leader in security, storage, and systems management solutions. Mr. Thompson stepped down as Chief Executive Officer of Symantec in 2009, and left Symantec’s board of directors in 2011. Previously, Mr. Thompson held leadership positions in sales, marketing, and software development at IBM, including general manager of IBM Americas. He was a member of IBM’s Worldwide Management Council.

Qualifications: Mr. Thompson has a wealth of leadership experience in the technology industry, including areas such as cloud computing and information security that are important to Microsoft’s strategic direction. As the former Chief Executive Officer of Virtual Instruments, he understands the critical importance of performance and reliability in physical, virtual, and cloud computing environments. During his 10-year tenure as Chief Executive Officer of Symantec, Mr. Thompson oversaw its transformation into a leader in security, storage, and systems management solutions for individual consumers and large enterprises. Through his senior leadership experiences at Virtual Instruments, Symantec, and IBM, he has expertise in sales, marketing, technology and operations, including managing a large workforce and overseeing international business operations. Mr. Thompson’s experience also includes service as a director of large public companies.

Ethnic, gender, national, or other diversity
Financial
Global business
Leadership
Mergers and acquisitions
Public company board service and governance
Sales and marketing
Technology

2016 PROXY STATEMENT  19

Age: 55 | Director since: 2015 | Microsoft Committees: Compensation

Other Public Company Directorships: None

Former Public Company Directorships Held in the Past Five Years: The Gap, Inc., Box, Inc.

Summary: Ms. Warrior was named the U.S. Chief Executive Officer and global Chief Development Officer at NextEV, an electric car startup company, in December 2015. She served as Strategic Advisor to Cisco Systems, Inc., a leading global networking equipment provider, from June to September 2015. Prior to that, she was Chief Technology and Strategy Officer from July 2012 to June 2015 and served as Chief Technology Officer, Senior Vice President Engineering and General Manager Global Enterprise segment from 2010 to 2012. She joined Cisco in 2008 as the Chief Technology Officer. Before joining Cisco, Ms. Warrior served in various executive roles at Motorola, Inc., a mobile device and telecommunications company, from 1999 to 2007, most recently as Executive Vice President and Chief Technology Officer from 2003 to 2007. Ms. Warrior holds a B.S. in Chemical Engineering from the Indian Institute of Technology in New Delhi and an M.S. in Chemical Engineering from Cornell University.

Qualifications: Ms. Warrior is widely recognized as a visionary business leader in technology. As a senior executive for Cisco, Ms. Warrior was responsible for worldwide business and technology strategy, mergers and acquisitions, equity investments, and innovation. Charged with aligning technology development and corporate strategy, she understands how to make high-stakes decisions in ambiguous and quickly evolving environments. She also has wide-ranging experience as a technical leader at Motorola addressing silicon, hardware, and software development challenges. Ms. Warrior brings significant experience in driving technology and operational innovation across a global company, and in forging growth through strategic partnerships and new business models.

Ethnic, gender, national, or other diversity
Global business
Leadership
Mergers and acquisitions
Public company board service and governance
Technology

Determining director independence

Having an independent board is a core element of our governance philosophy. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent. Our Board of Directors has adopted director independence guidelines to assist in determining each director’s independence. These guidelines are available on our website at www.microsoft.com/investor/independenceguidelines. The guidelines either meet or exceed the independence requirements of NASDAQ. The guidelines identify categories of relationships the Board has determined would not affect a director’s independence, and therefore are not considered by the Board in determining director independence.

Following the director independence guidelines, each year or before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Governance and Nominating Committee and Board with relevant known facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines. The Governance and Nominating Committee then completes an assessment of each director considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence, and affirmatively determining that the director has no material relationship with Microsoft, another director, or as a partner, shareholder, or officer of an organization that has a relationship with the Company.

Based on the review and recommendation by the Governance and Nominating Committee, the Board analyzed the independence of each director and determined that Mmes. List-Stoll, Peterson, and Warrior, Messrs. Morfit, Noski, Scharf, Stanton, and Thompson, and Dr. Panke meet the standards of independence under our Corporate Governance Guidelines, the director independence guidelines, and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

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Director attendance

Our Board of Directors holds regularly scheduled quarterly meetings. Typically, committee meetings occur the day before the Board meeting. Once each year, the committee and Board meetings occur on a single day so the evening and following day can be devoted to the Board’s annual strategy retreat, which includes presentations and discussions with senior management about Microsoft’s long-term strategy. Besides the quarterly meetings, typically there are two other regularly scheduled meetings and several special meetings each year. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Our Board met 10 times during fiscal year 2016.

Each director nominee attended at least 75% of the aggregate of all fiscal year 2016 meetings of the Board and each committee on which he or she served. Maria Klawe, who retired from the Board at the expiration of her term following the 2015 Annual Meeting, attended at least 75% of meetings during her partial term from July 1 to December 2, 2015.

Directors are expected to attend the annual shareholder meeting, if practicable. All of our directors attended the 2015 Annual Meeting.

Board committees

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, and a Regulatory and Public Policy Committee. Each committee has a charter, which can be found on our website at http://aka.ms/committees. The table below provides current membership for each Board committee.

Committees of the Board of Directors

Director	Audit	Compensation	Governance and Nominating	Regulatory and Public Policy
William H. Gates III
Teri L. List-Stoll	Member		Member
G. Mason Morfit	Member	Member
Satya Nadella
Charles H. Noski	Chair		Member
Helmut Panke	Member			Chair
Sandra Peterson				Member
Charles W. Scharf		Member	Member
John W. Stanton		Chair		Member
John W. Thompson			Chair	Member
Padmasree Warrior		Member
Number of meetings in fiscal year 2016	12	6	6	4

Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities. Below is a description of each committee’s responsibilities.

Audit Committee

The Audit Committee assists our Board of Directors in overseeing the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes:

•	overseeing the work of our accounting function and internal control over financial reporting,

•	overseeing internal auditing processes,

•	inquiring about significant risks, reviewing our policies for enterprise risk assessment and risk management, and assessing the steps management has taken to control these risks,

•	overseeing business continuity programs,

•	reviewing with management policies, practices, compliance, and risks relating to our investment portfolio,

2016 PROXY STATEMENT  21

•	overseeing, with the Regulatory and Public Policy Committee, cybersecurity and other risks relevant to our information technology environment, and

•	reviewing compliance with significant applicable legal, ethical, and regulatory requirements, including those relating to regulatory matters that may have a material impact on our financial statements or internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. The Audit Committee Responsibilities Calendar accompanying the Audit Committee Charter describes the Committee’s specific responsibilities.

The Board of Directors has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that Ms. List-Stoll, Mr. Noski, and Dr.  Panke are “audit committee financial experts” as defined by SEC rules.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	assist our Board of Directors in establishing the annual goals and objectives of the chief executive officer,

•	establish the process for annually reviewing the chief executive officer’s performance,

•	recommend approval of our chief executive officer’s compensation to the independent members of our Board,

•	oversee the performance evaluation of the members of the corporate senior leadership team other than the chief executive officer and approve their annual compensation, including salary and incentive compensation targets and awards,

•	oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices for the executive officers,

•	assist the Board in overseeing development and corporate succession plans for the corporate senior leadership team,

•	oversee administration of the Company’s equity-based compensation and retirement plans,

•	review and provide guidance to our Board and management about Company policies, programs, and initiatives for diversity and inclusion, and annually meet with the Regulatory and Public Policy Committee on these matters and workforce management; and

•	periodically review the compensation paid to non-employee directors, and make recommendations to our Board for any adjustments.

Our senior executives for human resources and compensation and benefits support the Compensation Committee in its work. The Compensation Committee delegates to senior management the authority to make equity compensation grants to employees who are not members of the corporate senior leadership team and to administer the Company’s equity-based compensation plans.

The Compensation Committee Charter describes the specific responsibilities and functions of the Committee.

Compensation consultant

The Compensation Committee retains Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. Semler Brossy also evaluates compensation for the next levels of senior management and equity compensation programs generally. The firm consults with the Compensation Committee about its recommendations to the Board of Directors on chief executive officer and director compensation.

Compensation consultant is independent

Semler Brossy is directly accountable to the Compensation Committee. To maintain the independence of the firm’s advice, Semler Brossy does not provide any services for Microsoft other than those described above. The Compensation Committee has adopted Compensation Consultant Independence Standards, which can be viewed at www.microsoft.com/investor/compconsultant. This policy requires that the Compensation Committee annually assess the independence of its compensation consultant. A consultant satisfying the following requirements will be considered independent. The consultant (including each individual employee of the consultant providing services):

•	is retained and terminated by, has its compensation fixed by, and reports solely to the Compensation Committee,

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•	is independent of the Company,

•	will not perform any work for Company management except at the request of the Compensation Committee chair and in the capacity of the Committee’s agent, and

•	does not provide any unrelated services or products to the Company, its affiliates, or management, except for surveys purchased from the consultant firm.

In assessing the consultant’s independence, the Compensation Committee considers the nature and amount of work performed for the Committee during the year, the nature of any unrelated services performed for the Company, and the fees paid for those services in relation to the firm’s total revenues. The consultant annually prepares for the Compensation Committee an independence letter providing assurances and confirmation of the consultant’s independent status under the policy. The Compensation Committee believes that Semler Brossy has been independent during its service for the Committee.

Governance and Nominating Committee

The principal responsibilities of the Governance and Nominating Committee are to:

•	annually oversee the process for reviewing the chief executive officer’s performance,

•	determine and recommend the slate of director nominees for election to our Board of Directors at the annual meeting,

•	identify, recruit, and recommend candidates for the Board,

•	review and make recommendations to the Board about the composition of Board committees,

•	annually evaluate the performance and effectiveness of the Board,

•	annually assess the independence of each director,

•	monitor adherence to, review, develop, and recommend changes to our corporate governance framework, and

•	review and provide guidance to the Board and management about the framework for the Board’s oversight of and involvement in shareholder engagement.

The Governance and Nominating Committee annually reviews the charters of Board committees and, after consultation with the respective committees, makes recommendations, if necessary, about changes to the charters. The Governance and Nominating Committee Charter describes the specific responsibilities and functions of the Committee.

Regulatory and Public Policy Committee

The principal responsibilities of the Regulatory and Public Policy Committee are to:

•	review and advise the Board of Directors and management about legal, regulatory, and compliance matters concerning competition and antitrust, data privacy, cybersecurity, workforce and immigration laws and regulation,

•	with the Audit Committee, review risks relevant to our information system architecture and controls and cybersecurity,

•	with the Compensation Committee, review policies, programs, and initiatives for workforce management and diversity and inclusion, and

•	review our policies and programs that relate to matters of corporate social responsibility, including human rights, environmental sustainability, supply chain management, and political activities and expenditures.

The Regulatory and Public Policy Committee Charter describes the specific responsibilities and functions of the Committee.

2016 PROXY STATEMENT  23

Director compensation

The Compensation committee periodically reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Our objective for compensation to non-employee directors is to pay at or near the median of the Dow 30, to award the majority of compensation in equity, and to make meaningful adjustments every few years, rather than smaller adjustments that are more frequent. We last increased the regular base annual retainer for directors in December 2010. Consistent with this approach effective December 2, 2015, the annual cash retainer increased from $100,000 to $125,000 and the annual stock award retainer increased from $150,000 to $200,000 for directors. The total retainer for the independent Chairman remained the same, however the cash retainer was increased from $100,000 to $125,000 to match the proportion of cash for the other directors. As a result, the stock award retainer was decreased from $575,000 to $550,000. As our CEO, Mr. Nadella does not receive additional pay for serving as a director. In December 2014, Mr. Gates waived his future cash and equity awards.

Compensation structure for directors
Regular retainers (all directors except Messrs. Gates, Nadella, and Thompson)
Base annual retainer (TOTAL)	$325,000
Cash	$125,000
Stock award	$200,000
Annual committee chair retainer	$15,000
Annual audit committee chair retainer	$30,000
Annual audit committee member retainer	$15,000
Independent Chairman retainer
Annual independent Chairman retainer (TOTAL – in lieu of other retainers)	$675,000
Cash	$125,000
Stock award	$550,000

The Company reimburses reasonable expenses incurred for Board-related activities.

Director retainers are paid quarterly in arrears. Quarterly periods are measured beginning with the Annual Meeting. At the end of each quarterly period, we pay 25% of the total annual retainer to each director. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.

Directors may elect to defer and convert to equity all or part of their annual cash retainer, and to defer receipt of all or part of their annual equity retainer under the Deferred Compensation Plan for Non-Employee Directors. Amounts deferred are maintained in bookkeeping accounts that are deemed invested in Microsoft common stock, and dividends paid on the deferred equity are deemed to be invested in our common stock. We calculate the number of shares credited by dividing each quarterly amount deferred by the closing market price of our common stock on the originally scheduled payment date. Accounts in the plan are distributed in shares of Microsoft common stock, with payments either in installments beginning on separation from Board service or in a lump sum amount paid no later than the fifth anniversary after separation from Board service.

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Fiscal year 2016 director compensation

This table describes the cash and equity portions of the annual retainer paid to each non-employee director in fiscal year 2016. Mr. Nadella received no compensation as a director. He is excluded from the table because we fully describe his compensation in Part 3 – “Named executive officer compensation.”

Name	Fees earned or paid in cash[1] ($)	Stock awards ($)	Matching charitable gifts[2] ($)	Total ($)
William H. Gates III[3]	0	0	0	0
Maria Klawe[4]	50,000	75,000	15,000	140,000
Teri L. List-Stoll[5]	127,500	175,000	10,000	312,500
G. Mason Morfit	127,500	175,000	0	302,500
Charles H. Noski[6]	157,500	175,000	0	332,500
Helmut Panke	142,500	175,000	0	317,500
Sandra Peterson[7]	62,500	100,000	15,000	177,500
Charles W. Scharf	112,500	175,000	0	287,500
John W. Stanton	127,500	175,000	15,000	317,500
John W. Thompson[8]	112,500	562,500	15,000	690,000
Padmasree Warrior[9]	62,500	100,000	0	162,500

(1)	The value of fractional shares is excluded.
(2)	Amounts in this column represent matching charitable contributions under our corporate giving program.
(3)	Mr. Gates waived his cash and equity retainer.
(4)	Ms. Klawe retired from the board effective December 2, 2015.
(5)	Ms. List-Stoll elected to defer a portion of her compensation. The stock award value converted into 1,619 shares of our common stock.
(6)	Mr. Noski elected to defer the stock award component of his compensation. The stock award value converted into 3,400 shares of our common stock.
(7)	Ms. Peterson’s compensation was pro-rated beginning with her service effective December 2, 2015. She elected to defer her cash and stock award. The stock award value converted to 3,022 shares of our common stock.
(8)	Mr. Thompson elected to defer the stock award component of his compensation. The stock award value converted into 11,022 shares of our common stock.
(9)	Ms. Warrior’s compensation was pro-rated beginning with her service effective December 2, 2015. She elected to defer a portion of her cash retainer. The stock award value converted to 580 shares of our common stock.

Non-executive Chairman compensation

The independent members of the Board appointed John Thompson as independent non-executive Chairman of the Board. Mr. Thompson’s pay reflects the additional time commitment for this role compared to other non-employee directors, which includes: (i) managing meetings of the Board of Directors, leading the work to set the agenda for Board meetings, leading the Board’s annual chief executive officer performance review, and representing the Board at the annual shareholders meeting, (ii) meeting with the Company’s shareholders, (iii) acting as an advisor to Mr. Nadella on strategic aspects of the chief executive officer role with regular consultations on major developments and decisions that are likely to be of interest to the Board, and (iv) when requested, interacting with external audiences. To compensate Mr. Thompson for the greater responsibilities of the non-executive Chairman role, he receives the annual chairman retainer in lieu of the regular Board retainers.

Director stock ownership policy aligns interests with shareholders

To align the interests of our directors and shareholders, our Board of Directors believes that directors should have a significant financial stake in Microsoft. Under the Corporate Governance Guidelines, each director should own Microsoft shares equal in value to a minimum of three times the base annual retainer payable to a director. Each director must retain 50% of all net shares (post tax) from the retainer until reaching the minimum share ownership requirement. Stock deferred under the Deferred Compensation Plan for Non-Employee Directors counts toward the minimum ownership requirement. Each of our directors complied with our stock ownership policy in fiscal year 2016.

2016 PROXY STATEMENT  25

Certain relationships and related transactions

We are a global company with extensive operations in the United States and many foreign countries. Every year we spend tens of billions of dollars for goods and services purchased from third parties. The authority of our employees to purchase goods and services is widely dispersed. Because of these wide-ranging activities, there may be transactions and business arrangements with businesses and other organizations in which one of our directors, executive officers, or nominees for director, or their immediate families, or a greater than 5% owner of our stock, may also be a director, executive officer, or investor, or have some other direct or indirect material interest. We will refer to these relationships generally as related-party transactions.

Related-party transactions have the potential to create actual or perceived conflicts of interest between Microsoft and its directors and executive officers or their immediate family members. The Audit Committee has established a policy and procedures for review and approval of related-party transactions. If a related-party transaction subject to review involves directly or indirectly a member of the Audit Committee (or an immediate family member or domestic partner), the remaining Committee members will conduct the review. In evaluating a related-party transaction, the Audit Committee considers, among other factors:

•	the goods or services provided by or to the related party,

•	the nature of the transaction and the costs to be incurred by Microsoft or payments to Microsoft,

•	the benefits associated with the transaction and whether comparable or alternative goods or services are available to Microsoft from unrelated parties,

•	the business advantage Microsoft would gain by engaging in the transaction,

•	the significance of the transaction to Microsoft and to the related party, and

•	management’s determination that the transaction is in the best interests of Microsoft.

To receive Audit Committee approval, a related-party transaction must have a Microsoft business purpose and be on terms that are fair and reasonable to Microsoft, and as favorable to Microsoft as would be available from non-related entities in comparable transactions. The Audit Committee also requires that the transaction meet the same Microsoft standards that apply to comparable transactions with unaffiliated entities.

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3. Named executive officer compensation

Proposal 2: Advisory vote on named executive officer compensation

As required by SEC rules, we are asking for your advisory vote on the following resolution
(the “say-on-pay” resolution):

Resolved, that the shareholders approve, in a nonbinding vote, the compensation of the Company’s named executive officers, as disclosed in “Part 3 – Named executive officer compensation.”

We hold our say-on-pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur in 2017.

Statement in support

Pay for performance

Our executive compensation program continues to evolve to better align with and reward achieving our business strategies and producing long-term business success.

Through our ongoing shareholder engagement, we receive consistent feedback that our investors favor incentive compensation arrangements tied to specific performance measures that drive long-term performance and value creation. We concur and have been steadily evolving our program over the past three years to develop a design that incorporates performance elements directly linked to achieving our three strategic ambitions.

Our fiscal year 2016 Incentive Plan awards include significant elements tied to specific performance objectives intended to drive long-term performance. Key features of our fiscal year 2016 compensation program were:

•	55% of the annual target compensation opportunity was performance-based, on average.

•	From 35% to 38% of the annual target compensation opportunity was delivered in the form of a performance-based stock award to be earned based on achieving pre-established financial and strategic performance objectives that reflect our three ambitions.

•	We introduced a relative total shareholder return multiplier for the performance stock awards to reward significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term shareholders.

•	We reduced the potential maximum annual cash incentive award, placing greater emphasis on long-term incentive compensation opportunities for our executive officers.

•	We introduced a structured framework for determining Mr. Nadella’s annual cash incentive award consisting of four weighted performance categories (business results 40%; product and strategy 20%; customers and stakeholders 20%; and culture and organizational leadership 20%).

2016 PROXY STATEMENT  27

Beginning in fiscal year 2017, 50% of the annual cash incentive will be tied to financial objectives, the outcome for those objectives will be determined formulaically using pre-established targets for financial performance (company-wide revenue and operating income), and this framework will apply to all executive officers.

Sound program design

We design our compensation program for our senior leadership team to attract, motivate, and retain the key executives who drive our success and industry leadership. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our new compensation program design and decisions. We achieve our objectives through compensation that:

•    provides a competitive total target pay opportunity,

•    consists primarily of equity compensation, which encourages our executives to act as owners with a significant stake in Microsoft,

•    delivers a majority of pay based on performance,

•    balances long-term and short-term incentives,

•    enhances retention by subjecting a significant percentage of total target compensation to multi-year vesting or performance requirements,

•    makes prudent use of our equity, and

•    does not encourage unnecessary and excessive risk taking.

  Best practices in executive compensation

Our compensation program for our executive officers does not provide inappropriate incentives or reward inappropriate risks.

We do

   Have a stock ownership policy that reinforces alignment between the interests of our shareholders and our executive officers

   Have a clawback policy to ensure accountability

   Prohibit pledging, hedging, and trading in derivatives of Microsoft securities

   Have an independent compensation consultant advising the Compensation Committee

   Responsibly manage the use of equity compensation

We do not

   Award stock options

   Offer executive-only perquisites or benefits besides a charitable gift match (no club memberships, medical benefits, or tax gross-ups)

   Have employment contracts

   Provide change in control protections

   Have special retirement programs

   Guarantee bonuses

   Pay dividends on outstanding and unvested stock awards

Our Board and Compensation Committee will review the voting results and through our regular shareholder engagement seek to understand the factors that influenced the voting results. The Board and the Compensation Committee will consider feedback obtained through this process in making future decisions about the design and operation of our executive compensation program.

Our Board of Directors recommends a vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our named executives officers in fiscal year 2016

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Compensation discussion and analysis

This Compensation Discussion and Analysis provides information about our fiscal year 2016 compensation program for our fiscal year 2016 named executive officers (the “Named Executives”).

As part of our ongoing business transformation, we designed a new executive incentive program for fiscal year 2016 that quantitatively ties a greater portion of our Named Executive’s annual total target compensation opportunities to performance-based pay aligned with our key strategic opportunities, our financial performance, and shareholder returns.

The content of this Compensation Discussion and Analysis is organized into five sections.

Section 1 – The continuing evolution of pay at Microsoft

Three years ago, our Compensation Committee and Board charted a course to transform our executive pay program over time to include significant performance attributes. They recognized it would be premature to move to business metric-based pay before Mr. Nadella established and the Board concurred with his vision for the Company and the strategy that would embody that vision. Once our new strategy was set, additional performance-based pay elements were added. With our changes in fiscal years 2016 and 2017, we are significantly increasing the portion of pay that is performance-based and the portion of incentive pay that is quantitatively determined using pre-established metrics.

This effort was grounded in a compensation philosophy aimed at achieving strong alignment between the Company’s long-term strategic goals and our shareholders’ interests. We actively engaged with our shareholders seeking their input about features they valued and sought their feedback as we evolved the program design.

Fiscal year 2015

We retained our prior pay program as Mr. Nadella and the Board worked to develop the Company’s new strategic vision. In June 2015, we announced our mission, our world view and strategy, and our three ambitions to achieve our strategy.

Fiscal year 2016

In September 2015, the Board initiated the next phase in developing a total compensation program aligned with our long-term objectives for achieving our three ambitions. The Board designed the program to work best for Microsoft and how we manage our

2016 PROXY STATEMENT  29

business, rather than taking a generic approach. The Board carefully considered shareholder input that the program should be tied to specific performance measures and appropriately balance objective and subjective factors. This work resulted in significant changes to the annual cash incentive and equity components of the program.

Key elements of the fiscal year 2016 compensation program changes include:

•	We introduced a structured framework for determining Mr. Nadella’s annual cash incentive award with four weighted performance categories (business results 40%; product and strategies 20%; customers and stakeholders 20%; and culture and organizational leadership 20%) and accompanying performance indicators.

•	We reduced the maximum annual cash incentive awards for all Named Executives from 300% to 200% to increase focus on long-term incentive opportunities.

•	We introduced a multi-year performance stock award (“PSA”) with specific pre-established financial and strategic performance objectives tied to achieving our three ambitions. Previously, approximately 70% of annual total target compensation was in the form of a fixed stock award, all of which was time-based. In 2016, half of the target value was converted to PSAs. The balance of the target value was delivered in time-based stock awards (“SA”) that were variable based on individual performance and capability of delivering future contributions. PSAs are performance-based because the number of shares that vest is determined by performance against the metrics, and the value of the shares received depends on changes in the price of our stock during the three-year performance period cycle.

•	The three-year PSAs will be granted each year (i.e., with rolling performance targets), allowing a flexible approach that adapts to our evolving business environment. Each performance metric has a threshold level; no award will be earned unless threshold is achieved for at least one metric.

•	We incorporated a relative total shareholder return multiplier for PSAs to reward significant outperformance that creates closer alignment with the interests of our long-term shareholders.

The PSAs granted in fiscal year 2016 have these key attributes.

Award Feature	Design	Rationale
Performance period	Three years	Reinforces importance of long-term value creation because the value of shares that vest depends on the change in our share price during the performance cycle
Performance measures	Objective Company-wide pre-established quantitative strategic and financial measures, with thresholds below which no shares will be earned	Establishes shared targets that drive accountability for annual business performance while striving for major strategic objectives
Overlapping performance periods	A new three-year performance period will begin each fiscal year, with performance periods overlapping	Overlapping performance periods limit impact of short-term business performance or share price fluctuations on final outcomes and allow for adjusted priorities in a rapidly changing environment
Payout opportunity	Ranging from 0% to 300% in 2016 (reduced to 200% in 2017) of the target number of shares, before the relative TSR multiplier	Provides accountability for underperformance and incentive for out performance. Payouts at maximum are expected to be rare and only possible when Microsoft has exceptional performance.
Relative TSR multiplier

Payout only if Microsoft’s relative TSR is positive and above the 60th percentile of the S&P 500 for the performance period. The multiplier will increase the number of shares linearly up to an additional 1/3 of earned shares when Microsoft’s relative TSR is at or above the 80th percentile.

Provides an opportunity to receive additional shares only if Microsoft significantly outperforms the market

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This table illustrates the performance measures and weights for the fiscal year 2016 PSAs.

Fiscal year 2017

Beginning in fiscal year 2017, the structured framework for the annual cash incentive will be used for all Named Executives and 50% will be determined formulaically based on pre-established targets for EIP Revenue and EIP Operating Income.

In addition, the maximum PSA grant before applying the TSR multiplier will be reduced from 300 to 200%, and the total equity opportunity will be divided equally between PSAs and SAs. The TSR multiplier change will cause a comparable reduction from 400% to 300% of maximum if the full TSR multiplier is earned.

For fiscal year 2017, the performance metrics for the PSAs focus entirely on strategic measures that align with our three ambitions and are aimed at driving new growth areas for our commercial and consumer businesses. These metrics were selected because they address areas that support long-term growth of our business focusing on our emerging business opportunities. Because these areas are new in dynamically changing markets, they are inherently volatile and therefore difficult to forecast. Thus, the targets for each metric will be set on an annual basis. In establishing metrics, the Board is mindful of the importance of balancing the business need for flexibility and being accountable over the long term. It is committed to setting rigorous metrics for which the probability of achieving the target value at the time the values are set ranges from 40% to 60% depending on the metric.

2016 PROXY STATEMENT  31

The final number of shares earned will be calculated based on the aggregate results over the three separate years applicable to the PSA. To avoid duplicating metrics across the incentive pay elements, revenue and operating income will no longer be used because they will be included as a key component in our annual cash incentive, as shown below.

This table describes the performance measures for the fiscal year 2017 PSAs.

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The following chart illustrates the transition in pay design, and its impact on the target compensation mix and range of potential outcomes for our Named Executives.

With these changes, the Board and Compensation Committee have substantially accomplished in a thoughtful and disciplined way the objectives they set in 2014. The resulting program provides a competitive mix of pay to motivate, reward, and retain the executive talent that is critical to our success, incentivizes our leaders with quantitative and qualitative annual metrics aligned to our three, ambitions, and provides long-term incentives that will focus our senior leadership team on the strategic goals that will achieve those ambitions.

Shareholder feedback considered in evolution of pay program

It has long been a priority of our Board to actively engage with our shareholders on a range of topics, including executive compensation. We deeply value the continued interest of and feedback from our shareholders, and are committed to maintaining our active dialogue with shareholders to ensure diverse perspectives are thoughtfully considered. The Compensation Committee carefully considers both the level of voting support from our shareholders on our say-on-pay vote as well as direct feedback received from shareholders when evaluating our executive compensation plan.

At the 2015 Annual Meeting, 72.7% of the votes cast supported our advisory resolution on the compensation of our Named Executives (the “say-on-pay” vote). While the say-on-pay vote received majority support, the Compensation Committee sought to understand the perspectives of shareholders who voted against the proposal. Since July 2015, independent members of our Board of Directors and members of senior management spoke about our executive compensation with a cross-section of our shareholders owning 40% of our shares. During these discussions, we reviewed the historical evolution of our compensation structure, and sought shareholder views on our plans to introduce more performance-based pay in fiscal years 2016 and 2017. The feedback gained from these interactions was an important input in designing the changes described above.

2016 PROXY STATEMENT  33

What we heard	How we responded
• The maximum payments for the cash incentive and performance-based stock are high relative to others	• Lowered the annual cash incentive maximum payout from 300% to 200% in fiscal year 2016; and the PSA maximum payout from 400% to 300% in fiscal year 2017
• The discretion under the cash incentive is too broad

•  Adopted a structured framework for the cash incentive for the CEO in fiscal year 2016 and all Named Executives in 2017 that balances formula-based performance pay and using qualitative judgment to determine pay outcomes

• There should be more disclosure about the factors used to determine the cash incentive awards	• Added more robust disclosure about the specific factors used to assess annual performance
• Annual revenue and operating income are short-term measures better suited to the cash incentive	• Moved the pre-established Revenue and Operating Income metrics to the cash incentive on a formulaic basis for the CEO in fiscal year 2016 and all Named Executives in 2017

Shareholders generally viewed the evolution of our compensation plan as consistent with what the Company previously communicated in its outreach over the past two years. Based on the input from our shareholders, the Compensation Committee determined that the planned changes to introduce more performance-based pay substantially addressed the views about our pay plan.

Section 2 – Executive compensation overview

Our executive compensation program objectives

These tenets inform the design of our executive compensation program.

•	We pay competitively to provide a target compensation opportunity that will attract, motivate, and retain the executives who drive our success and industry leadership;

•	At least 70% of the annual target compensation opportunity for our executives is delivered in equity to incentivize a long-term perspective and strong alignment with our shareholders;

•	We explicitly tie pay to performance by delivering a large majority of our executives’ target compensation opportunity through performance-based incentives;

•	We focus on the long term by subjecting a large majority of total compensation to multi-year vesting or performance requirements; and

•	We avoid encouraging unnecessary and excessive risk-taking through our vesting and stock holding requirements and compensation recovery (clawback) provisions.

Executive compensation best practices

Our leading practices include:

A stock ownership policy that reinforces the alignment of executive officer and shareholder interests

An executive compensation recovery (clawback) policy to ensure accountability

A policy prohibiting pledging, hedging, and trading in derivatives of Microsoft securities

An independent compensation consultant that advises the Compensation Committee

Responsible management of equity compensation

No stock option awards

No executive perquisites or other personal benefits besides charitable giving match (no club memberships, premium medical benefits, or tax gross-ups)

No employment agreements

No change in control protection

No special retirement programs

No guaranteed bonuses

No dividends paid on outstanding and unvested stock awards

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Compensation elements

During fiscal year 2016, no compensation was awarded to our Named Executives outside the annual performance review process.

The fiscal year 2016 annual compensation for our Named Executives consisted of four elements:

•	Base salary.

•	A cash incentive award under the Incentive Plan payable in September 2016. Target cash awards for our Named Executives ranged from 200% to 300% of their base salary earned for the fiscal year, depending on the executive officer.

•	A PSA under the Incentive Plan granted in September 2015 for shares of Microsoft common stock that vests in three years following conclusion of the performance period.

•	An SA under the Incentive Plan granted in September 2015 for shares of Microsoft common stock that vests in four equal annual installments.

Target Annual Compensation Mix

At least 70% of the annual target compensation opportunity for each Named Executive is equity-based to incentivize a long-term focus and align their interests with those of our shareholders.

The Compensation Committee structures the pay mix for our annual target total compensation opportunities to place a higher proportion in equity awards than the companies in our compensation peer group, providing greater alignment with the interests of our shareholders. The foregoing chart provides information about the fiscal year 2016 target compensation levels for our Named Executives compared to the average of these amounts for the named executive officers of the companies in our compensation peer group (identified in Section 4 below), using data available in mid-2015 when the Compensation Committee conducted our fiscal year 2016 compensation planning.

Setting Targets

The EIP Revenue and EIP Operating Income targets for the fiscal year 2016 PSAs were based on achieving the Company’s 2016 operating budget approved by the Board and reflected appropriately ambitious performance goals. The Commercial Cloud ARR, Commercial Cloud Subscribers, and Windows 10 MAD metrics incorporated publicly announced three-year targets for our Intelligent Cloud and More Personal Computing businesses.

2016 PROXY STATEMENT  35

Section 3 – Fiscal year 2016 compensation decisions

Fiscal year 2016 in review

See “Our business performance” discussion beginning on page 4 in the Proxy Summary.

Summary of decisions

The Board and Compensation Committee reached these decisions about compensation for fiscal year 2016. More detail about the processes used and the individual assessments for each Named Executive follows.

	Short-term incentive
Named Executive	Cash incentive award	Percentage of target
Satya Nadella	$4,464,000	124%
Amy E. Hood	$2,304,000	140%
Margaret L. Johnson	$1,409,000	100%
Bradford L. Smith	$1,972,000	140%
B. Kevin Turner(1)	$2,384,000	100%

(1)	Mr. Turner left the Company in July 2016.

	Long-term incentive
Named Executive	Performance stock awards (number of shares)(1)	Time-based stock awards (number of shares)(2)	Aggregate awarded value(3)
Satya Nadella	151,655	181,986	$14,520,000
Amy E. Hood	83,870	117,418	$8,760,000
Margaret L. Johnson	57,445	57,445	$5,000,000
Bradford L. Smith	74,679	89,614	$7,150,000
B. Kevin Turner	120,635	144,762	$11,550,000

(1)	Performance-based stock awards vest in full following the end of the three-year performance period, with the number of shares determined based on performance against goals set for the period.
(2)	The time-based stock awards vest 25% after one year from the date of grant, and thereafter 12.5% each six months until fully vested at the end of four years.
(3)	Awarded value (in dollars) was converted to shares using the closing share price on August 31, 2015, rounded up to a whole number.

Assessing our CEO’s performance

To determine incentive awards and compensation changes, the independent members of our Board of Directors annually evaluate our CEO’s performance, considering:

•	A comprehensive review of the Company’s and Mr. Nadella’s performance across a series of factors listed below under “Performance review process for other Named Executives;”

•	Input from Microsoft’s senior executives about Mr. Nadella’s leadership;

•	Mr. Nadella’s evaluation of Microsoft’s and his individual performance over the past fiscal year;

•	The Company’s performance relative to other technology companies;

•	Input from the Compensation Committee’s compensation consultant; and

•	The Board’s assessment of Mr. Nadella’s performance during the year.

Based on this assessment, the Compensation Committee recommends Mr. Nadella’s cash incentive and stock awards under the Incentive Plan award to the independent members of our Board of Directors. The Committee also recommends, and the independent members of the Board approve, any adjustment to Mr. Nadella’s base salary. The Compensation Committee applied the formula described below to determine the cash incentive amount. The Compensation Committee exercised its business judgment in making its recommendations for Mr. Nadella’s Stock Award and Performance Stock Award target.

Assessing the performance of the other Named Executives

The Compensation Committee reviewed each Named Executive’s performance following the end of the fiscal year. Mr. Nadella and Kathleen Hogan, our Executive Vice President, Human Resources, also participated in the performance discussions.

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The Compensation Committee placed significant weight on Mr. Nadella’s recommendations for the compensation of our Named Executives and his evaluation of each Named Executive’s performance for the past fiscal year because of his first-hand knowledge of each of their contributions. In developing his recommendations, Mr. Nadella and the Committee considered performance against quantitative and qualitative financial, operational, and strategic factors in four performance categories. The factors varied based on the Named Executive’s responsibilities and the function or group he or she leads. These factors may include (in alphabetical order):

After completing this review process, the Compensation Committee, exercising its business judgment, determined each Named Executive’s Incentive Plan cash award for the just-completed fiscal year.

Fiscal year 2016 salaries

Named Executive base salaries were unchanged in fiscal year 2015, except for Ms. Hood. Following a comprehensive review of pay at peer companies, in recognition of the scope and complexity of their roles and prevailing market forces the Compensation Committee increased fiscal year 2016 base salaries for the Named Executives other than Mr. Nadella by 10%; we believe these levels generally continue to be at or below market median.

Fiscal year 2016 cash incentive awards

Microsoft designs competitive total target pay opportunities that attract, motivate, and retain the executives who drive our success and industry leadership. The Compensation Committee establishes Individual target cash award opportunities based on an executive officer’s role following an informed review of pay levels and pay practices of the companies in our compensation peer group. For fiscal year 2016, the target cash incentive opportunities for our Named Executives continued to range from 200% to 300% of base salary earned for the fiscal year, depending on the individual executive officer, and each executive officer continued to be eligible to receive from zero to 200% of the target cash incentive based upon Microsoft’s and individual performance. This maximum limit of 200% of the target cash award represented a decrease from 300% for fiscal year 2015.

Satya Nadella

In determining Mr. Nadella’s cash award, the independent members of our Board of Directors sought to both recognize Mr. Nadella’s performance and acknowledge the strategic clarity he created for Microsoft. His efforts resulted in the launch of new product innovations, increases in customer usage and engagement across our businesses, expansion of strategic business transactions and partnerships, and the ongoing transformation of the Company’s culture. The independent members of the Board approved an annual cash incentive award of $4,464,000, representing 124% of Mr. Nadella’s target opportunity.

The Compensation Committee and Board used a weighted set of four performance categories to determine this award. They considered specific performance indicators relevant to Mr. Nadella that encompass both quantitative factors and factors that require a qualitative assessment. The performance indicators were drawn from the senior leadership team scorecard used to manage performance against Microsoft’s annual business plan. Within each category, Mr. Nadella could receive an assessment from zero to 200% based on fiscal year performance, consistent with our pay-for-performance philosophy. The fiscal year 2016 performance categories, performance indicators, and category weights were recommended by the Compensation Committee, and approved by the independent members of our Board of Directors.

2016 PROXY STATEMENT  37

This diagram illustrates how the annual cash award was determined for Mr. Nadella.

This table summarizes Mr. Nadella’s performance indicators on which he was evaluated and the resulting assessment of his performance by the independent members of our Board of Directors.

Weighted performance categories and performance indicators – Satya Nadella
Total Weighted Performance Result			124%

(1) Business Results	Outcomes	Weight	Assessment

• EIP Revenue*	$91.5 billion, slightly below target

• EIP Operating Income*	$27.3 billion, above target

• EIP Gross Margin*	$58.7 billion, above target

• Three-Year Annualized Total Shareholder Return (“TSR”) as of June 30, 2016 and Percentile of Peer Group	17.2% and 77.7 percentile rank	40%	130%

*   See the explanation for calculating EIP Revenue, EIP Operating Income, and EIP Gross Margin in Appendix A and why these results differ from those disclosed in our fourth quarter 2016 earnings release.

Business result targets were formulated as aggressive stretch goals aligned to Microsoft’s financial plan and key growth ambitions. Though revenue was slightly below target due to our change in phone strategy, strong gross margin performance and operating expense controls offset the shortfall in revenue and resulted in EIP Operating Income of 6.1% above target and 8.6% growth over the prior year. Gross Margin improved by 3.2% year over year. The Gross Margin improvement combined with lower operating expenses through cost reductions and efficiencies in areas like mobile devices allowed the Company to fund more strategic priorities. Mr. Nadella’s decision to streamline the phone hardware business created the opportunity to reprioritize assets to growth areas.

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Weighted performance categories and performance indicators – Satya Nadella—continued

(2) Product & Strategy	Outcomes	Weight	Assessment
Reinvent Productivity and Business Processes	• 60% growth in Commercial Subscribers, including O365 & Dynamics
• Segment Revenue up 6%
Build the Intelligent Cloud	• Commercial Cloud Annual Revenue Run Rate (“ARR”)>$12.1 billion, on track for $20 billion FY18 goal	20%	100%
• 113% Azure revenue growth
• Segment Revenue up 10%
Create More Personal Computing	• Windows 10 Monthly Active Devices (“MAD”) >350 million, off track for FY18 goal
• Change in mobile device strategy lead to 4% decline in segment revenue

The Company continued to invest in and deliver innovative products and services for its commercial and consumer customers, building momentum in future growth areas. Commercial Office 365 seat growth was 45% across businesses of all sizes. Commercial Cloud ARR experienced more than 50% growth in fiscal year 2016 and continued on a path to achieve $20 billion during fiscal year 2018 with success across each of its components (Azure, Dynamics 365, Enterprise Management Suite, and Office 365). Windows 10 MAD fell short of expectations for the year, in part because of the change in phone strategy, pushing the goal to achieve 1 billion Windows 10 MAD beyond fiscal year 2018. In More Personal Computing, Xbox Live users grew 33%, and the Cortana Search box exceeded 100 million monthly users, while mobile devices fell short of plan and execution against competitors could have been, stronger.

(3) Customers & Stakeholders	Outcomes	Weight	Assessment
Customers, Partners, and Brand	• Developed and expanded strategic partnerships and business transactions across a range of customers including Boeing, Docker, Facebook, GE, RedHat, and the U.S. Department of Defense. • Positive external trends in brand, including innovation and security.	20%	120%
Government Relations and Corporate Citizenship	• Established Microsoft Philanthropies • Externally recognized for ESG performance

There was significant progress with key customer segments including more than 80 percent of the world’s largest banks becoming Azure customers. These results reflected leadership addressing regulatory requirements and success deploying advanced security with a strong commitment to privacy. The Microsoft Brand continued to trend positively with improvements in the key areas of innovation and security. The company expanded its commitment to corporate philanthropy by forming Microsoft Philanthropies to help deliver the benefits of technology to people with the greatest need. Microsoft sustained its #1 ranking in Corporate Responsibility Magazine’s 100 Best Corporate Citizens list for standout performance in environmental, economic, and social values. Mr. Nadella continued to invest in building strong relationships with shareholders.

(4) Culture & Organizational Leadership	Outcomes	Weight	Determination
Employee Sentiment on Company Direction, Leadership, and Culture	Sustained high employee perceptions	20%	140%
Diversity and Inclusion

Representation of African American/Black and Hispanic/Latino in the U.S. increased slightly. The company’s percentage of females declined overall, largely due to workforce reductions in the phone business, while it increased slightly for females in technical fields.

Talent Management	Greatest number of new hires in Company history with significant progress vis-à-vis competitors for talent

Mr. Nadella made very significant progress developing and asserting the aspire-to culture for the Company, and driving that culture change leading to a new sense of purpose at the Company. Regular employee sentiment polls demonstrate increased awareness of and belief in key cultural pillars (increased 12 to 14 points year over year). Employee sentiment on company direction and confidence in the leadership team remained very high. Mr. Nadella made decisions on people and processes that contributed significantly to building a strong leadership team and robust results in recruiting. He played a leading role in transitioning to more performance-based pay for the senior leadership team.

Mr. Nadella implemented a multi-year strategy to improve diversity and inclusion. While more progress is still needed, many foundational elements of the plan were implemented. The Company’s commitment to transparency and equal pay for equal work was evidenced by the pay equity disclosure in April 2016. Microsoft received 100% Corporate Equality Index Score for the 10th consecutive year from the Human Rights Campaign and ranked #4 on Women Engineer Magazines Top 50 employers list.

2016 PROXY STATEMENT  39

Other Named Executives

After evaluating our other Named Executives’ performance for fiscal year 2016 against performance indicators relevant to the individual’s role and responsibilities as summarized below, the Compensation Committee exercising its judgment approved the cash incentive awards listed in the Short-Term Pay table above.

Amy E. Hood

As our Executive Vice President and Chief Financial Officer, Ms. Hood led Microsoft’s worldwide financial organization, including acquisitions and divestitures, treasury, tax planning, accounting and reporting, internal audit, investor relations, global procurement, and facilities.

During fiscal year 2016, Ms. Hood:

•	Provided strong overall financial management contributing to Microsoft’s share price appreciation and three-year annualized TSR of 17.2%,

•	Led effective and efficient execution of our operating budget resulting in EIP Operating Income increasing 8.6% to $27.3 billion,

•	Maintained company-wide operating expense discipline that repositioned funding to strategic business initiatives,

•	Drove strong execution of the Company’s capital allocation strategy and returned $26.1 billion in cash to shareholders through stock buybacks and dividends, an increase of 12% year-over-year,

•	Provided strategic direction and guidance on a wide range of business matters, and

•	Provided effective, transparent communication of the Company’s strategies and results to investors.

Margaret L. Johnson

As our Executive Vice President, Business Development, Ms. Johnson led Microsoft’s strategic partnerships and business transactions across various industries with key customers, strategic innovation partners, original equipment manufacturers, key accounts, third-party publishers, and industry influencers. She managed the Company’s relationship with the venture capital community and oversaw strategic investments through our corporate venture fund, Microsoft Ventures.

During fiscal year 2016, Ms. Johnson:

•	Contributed to the execution of significant business deals supporting our Intelligent Cloud and Productivity and Business Process initiatives, such as Red Hat and SAP,

•	Established Microsoft Ventures and completed strategic investments that complement and leverage the transition to the cloud, and

•	Provided meaningful progress on strategic partnerships for industrial IOT, Connected Car, and robotics, and product acquisitions like Swiftkey.

Bradford L. Smith

Mr. Smith was appointed President and Chief Legal Officer in September 2015 leading our Corporate, External, and Legal Affairs group. Previously, he was Executive Vice President, Legal and Corporate Affairs and General Counsel. Besides his prior responsibilities overseeing Microsoft’s legal work, intellectual property portfolio and patent licensing business, and its government affairs, public policy, and corporate social responsibility and philanthropic work, he assumed a key leadership role, including representing the Company externally on critical issues such as privacy, security, accessibility, environmental sustainability, and digital inclusion. He also serves as Microsoft’s Chief Compliance Officer.

During fiscal year 2016, Mr. Smith:

•	Provided significant contributions toward our cloud strategy. We are the most globally-distributed provider of cloud services and more than 80% of the world’s largest banks are Azure customers, reflecting our regulatory compliance, advanced security, and commitment to privacy,

•	Continued to advance the development and use of the Company’s patents,

•	Provided strong leadership on accessibility and environmental sustainability,

•	Formed Microsoft Philanthropies and sustained Microsoft’s strong reputation for corporate social responsibility, and

•	Continued to strengthen work externally and internally relating to diversity and inclusion.

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B. Kevin Turner

As our Chief Operating Officer, Mr. Turner handled the operational leadership of Microsoft’s worldwide sales, field marketing, and services organization. Mr. Turner also managed support and partner channels, Microsoft stores, and corporate support functions for Information Technology, Worldwide Licensing & Pricing, and Operations.

During fiscal year 2016, Mr. Turner:

•	Led strategic investments in our sales force that contributed to growing Commercial Cloud ARR to more than $12.1 billion,

•	Produced $1.7 billion of additional search advertising revenue, an increase of 46%, and

•	Exceeded expectations for Windows 10 deployment in managed accounts.

Fiscal year 2016 stock awards

As part of each Named Executive’s annual compensation, at the beginning of the fiscal year in September 2015 the Compensation Committee (and, for Mr. Nadella, the independent members of our Board of Directors) granted PSAs and SAs under the Incentive Plan to each of the Named Executives. One half of the target value was granted as PSAs. The portion of the target value assigned to SAs could vary based on the participant’s role and responsibilities, individual performance, and building capability for delivering significant future contributions to our success. As explained above, going forward equity awards will have a fixed balance of 50% PSAs and 50% SAs. For fiscal year 2016, the Compensation Committee and the independent members of our Board of Directors believed this award combination appropriately balanced performance-based incentives that support our long-term business goals and long-term retention incentives for our Named Executives. Overall, at least 70% of the annual target compensation opportunity for each Named Executive is equity-based to align their interests with those of our shareholders.

Satya Nadella

In determining Mr. Nadella’s SA grant, the independent members of our Board of Directors sought to both recognize Mr. Nadella’s performance and acknowledge the strategic clarity he has created for Microsoft that will allow us to continue to grow and compete. The independent directors also noted that Mr. Nadella had successfully executed against a consistent vision on our mobile-first and cloud-first strategy enabling Microsoft to build momentum toward our three ambitions. In the judgment of the independent directors, Mr. Nadella successfully activated the senior leadership team and Microsoft’s workforce around this strategic vision and carried forward our business transformation to accelerate growth in critical areas to deliver increased value to our customers and partners across our core businesses, resulting in an award of 181,986 shares.

Other Named Executives

For the other Named Executives’, the Compensation Committee granted SAs in September 2016 listed in “Summary of decisions” on page 36. The awards were based on the participant’s role and responsibilities and in recognition of their fiscal year 2016 performance and capability of delivering future contributions.

Amy E. Hood

•	Drove improvements to financial processes that enables more agility and to reallocate resources faster to emerging business needs, and

•	Strengthened shareholder relations and successfully communicated the business initiatives to implement our long-term business strategy.

Margaret L. Johnson

•	Deepened relationships with existing strategic partners, and

•	Developed key partnerships resulting in new business opportunities for the Company.

Bradford L. Smith

•	Worked to build broader trust in technology – especially in the areas of privacy and security – through effective actions, increased transparency, and leading public policy advocacy for reform of outdated laws around the world, and

•	Greatly expanded our corporate social responsibility and philanthropy activities around the world with a particular focus on ensuring the broad community of non-profits can harness the potential of cloud computing to better achieve their mission along with transitioning to more cloud-based support for non-profits.

B. Kevin Turner

•	Led the transformation of the sales teams to enable new growth, and

•	Drove significant progress in key growth areas of the business, including Azure revenue and Office 365 commercial seats.

2016 PROXY STATEMENT  41

The following results for the fiscal year 2016 PSAs represent one-third of the aggregate weight for the three-year EIP Revenue and EIP Operating Income metrics (one-sixth of the PSA target shares). The ultimate payout will be determined at the end of the three-year performance period when the full performance period is concluded.

FY16 financial metrics[1] ($ in billions)	Threshold (% of target)	Target (% of target)	Maximum (% of target)	Actual FY16 (% of target)	Payout as % of target award
FY16 EIP Revenue	$89.69 97.00%	$92.47 100.00%	$95.00 102.74%	$91.53 98.98%	83.09%
FY16 EIP Operating Income	$23.14 90.00%	$25.71 100.00%	$28.28 110.00%	$27.26 106.03%	220.62%
Combined					151.86%

(1)	Calculated using Microsoft non-GAAP accounting measures, which assume constant dollar foreign exchange rates and exclude Windows 10 revenue deferrals as well as integration, impairment, and restructuring charges. The results above are different than those disclosed in our fourth quarter 2016 earnings release because our internal plan is based on constant dollars and non-GAAP earnings are reported using constant currency. See Annex A for more information on the calculation of these non-GAAP performance measures.

Section 4 – Compensation design process for fiscal year 2016

Executive compensation program design

Paying competitively

We compete with global information technology and large market capitalization U.S. companies and smaller, high-growth technology businesses for senior executive talent. We continually monitor the marketplace and the compensation levels and pay practices of other companies to respond to marketplace changes.

To ensure that the independent members of our Board of Directors and the Compensation Committee have current information to set appropriate compensation levels, we conduct an executive compensation market analysis each year that draws from third-party compensation surveys and publicly available executive compensation data for a group of peer companies. We supplement this analysis with additional market information specific to each executive officer’s role. Because other companies actively recruit our executive officers to fill CEO and other senior leadership positions, we also supplement this market information with data on external opportunities potentially available to our executive officers.

While this market analysis and supplemental data inform the decisions of the independent members of our Board of Directors and the Compensation Committee on the range of compensation opportunities, we do not tie executive officer compensation to specific market percentiles.

In conjunction with designing the fiscal 2016 incentive program, in March 2016 we replaced the two compensation peer groups we had developed and used in prior years with a single compensation peer group comprising technology and general industry companies that would appropriately represent our peers while simplifying related analytical work. Semler Brossy led the peer group development process on behalf of the Compensation Committee. We selected a combination of the largest technology and general industry companies in terms of market capitalization, revenue, and earnings before interest, taxes, depreciation and amortization (“EBITDA”) that were comparable to Microsoft because we believe these companies are led by executives with similarly complex roles and responsibilities. We also screened these companies to ensure they had a significant presence outside the United States, and excluded companies in the financial services sector because of the different regulatory environment in which they operate. For fiscal year 2016, this compensation peer group comprised these companies.

Peer group used for fiscal year 2016 pay analysis
Technology		General industry
• Alphabet • Amazon • Apple • Cisco Systems • Facebook	• Hewlett-Packard(1) • IBM • Intel • Oracle • Qualcomm	• AT&T • Chevron • Coca-Cola • Comcast • ExxonMobil	• General Electric • Johnson & Johnson • Merck • PepsiCo • Pfizer	• Procter & Gamble • Verizon • Wal-Mart • Walt Disney

(1) Following the Hewlett-Packard spin-off resulting in HP Inc and Hewlett Packard Enterprise Company, Hewlett Packard Enterprise Company was retained for the fiscal year 2017 peer group.

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In March 2015, when we selected the compensation peer group for fiscal year 2016, Microsoft was significantly larger than the median of these companies based on the three primary screening criteria.

Technology labor market

Our businesses operate in very dynamic environments. The technology labor market is hyper-competitive with demand growing faster than the supply of technical talent, resulting in significant increases in compensation at all employee levels at the companies with whom we compete for talent. The same conditions exist in the market for executive level talent that can provide innovative leadership while managing at a global scale across several complex businesses. We expect these trends to continue and we expect to continue to adjust our approach to executive compensation to respond to market conditions.

Scope of executive roles

Our executive officers must perform demanding roles leading large global organizations, overseeing complex and interdependent strategic initiatives. Often, our roles involve greater scope and complexity than similar positions at the companies in the compensation peer group.

Establishing compensation opportunities

In September 2015, Mr. Nadella recommended to the Compensation Committee fiscal year 2016 total target annual compensation opportunities comprising base salary and Incentive Plan stock awards and target cash incentive awards for each of the other executive officers. In making these recommendations, he considered an array of information that, depending on the executive officer, included:

•	role and responsibilities;

•	market data from our compensation peer group and other competitive market information reflecting the scale and scope of his or her role. For this purpose, the compensation peer group was tailored to comprise companies that represent the function the executive officer oversees;

•	the relationship of annual target compensation among internal peers; and

•	information about the market for executive talent gained through our monitoring of external market pay practices, our experience recruiting for executive positions at Microsoft, and efforts by others to recruit our executive officers.

In determining target pay, the Compensation Committee considers the range of compensation for executives performing similar roles at companies in our compensation peer group. Base salaries and incentive opportunities may be set below or above median amounts because of factors like expertise, performance, and potential for future contributions. Applying its independent judgment, the Compensation Committee formulated a total annual target compensation amount for each pay component for each executive officer based on Mr. Nadella’s recommendation, the factors Mr. Nadella considered when formulating his recommendations, and input from the Compensation Committee’s compensation consultant, Semler Brossy.

Independent compensation consultant

The Compensation Committee retains Semler Brossy, an executive compensation consulting firm that is independent of management, to assist and advise the Compensation Committee in its review and oversight of our executive compensation program. See Part 2 – “Board of Directors – Compensation Committee – Compensation consultant” for more information on Semler Brossy’s role and independence as an advisor to the Compensation Committee.

2016 PROXY STATEMENT  43

Section 5 – Other compensation policies and information

No significant executive benefits and perquisites

Our Named executives are eligible for the same benefits available to our other U.S.-based full-time employees, including our Section 401(k) plan, employee stock purchase plan, health care plan, life insurance plans, and other welfare benefit programs. Besides the standard benefits offered to all employees, we maintain a non-qualified deferred compensation plan for our executive officers and senior managers. This deferred compensation plan is unfunded, and participation is voluntary. The deferred compensation plan allows our Named Executives to defer their base salary, the cash portion of their Incentive Plan awards, and certain on-hire bonuses. We do not contribute to the deferred compensation plan. In March 2016, Named Executives became eligible for matching gifts for charitable donations above the maximum for our other U.S.-based full-time employees.

During fiscal year 2016, we provided no executive-only perquisites or other personal benefits to our Named Executives other than modest matching gifts made to charitable organizations.

Limited post-employment compensation

Our Named executives do not have employment agreements, and they are not entitled to any payments or benefits following a change in control of Microsoft.

Our Named executives may be eligible for additional vesting of their outstanding stock awards upon termination of employment on the same terms as our other employees. All employees who retire from Microsoft in the United States after (a) age 65 or (b) age 55 with 15 years of service are eligible for the continuation of vesting of outstanding stock awards granted at hire or at the time of performance review, if the award was granted over one year before the date of retirement. As of June 30, 2016, only Mr. Smith was retirement-eligible, and the value of his retirement-based stock award vesting on that date was $9,631,269. All employees whose employment with Microsoft terminates due to death or total and permanent disability will fully vest in their outstanding stock awards. Mr. Nadella’s long-term performance stock award (“LTPSA”) would vest for the target number of shares. The value of our Named Executives’ stock awards vesting at a June 30, 2016 termination of employment due to death or total and permanent disability was: Mr. Nadella – $146,590,230; Ms. Hood – $22,825,351; Ms. Johnson – $11,195,075; Mr. Smith – $30,110,372; and Mr. Turner – $40,390,579.

In addition, our Named Executives and our other executive officers are eligible to participate in the Microsoft Senior Executive Severance Benefit Plan (the “Severance Plan”). The Severance Plan was adopted to help ensure continuity of key leaders by providing designated executives severance payments and benefits if their employment is terminated without cause. For purposes of the Severance Plan, “cause” means (i) a conviction or plea of guilty or no contest to a felony or certain misdemeanors; (ii) engaging in gross misconduct; (iii) repeated failure to substantially perform the duties of the executive’s role; (iv) violation of any securities laws; or (v) violation of Microsoft’s policies designed to prevent violations of law.

The Severance Plan payments and benefits have four components – cash, stock vesting, continued health care, and outplacement assistance. Cash payments consist of a severance payment equal to 12 Months base salary plus target annual cash incentive award, and a pro-rata payment of the executive officer’s target annual cash incentive award for the partial year of work. Stock vesting applies to SAs and PSAs. SAs that otherwise would vest in the 12-month period after employment terminates continue to vest. If the first year of the PSA performance period is completed, a pro-rata portion of any PSA shares will also vest, and the number of shares subject to pro-ration is the lesser of the target award shares that are otherwise payable after the end of the performance period. Continued health care through COBRA and outplacement assistance will be provided on the same terms as are available to other employees whose employment is terminated without cause. There is no change-in-control provision in the Severance Plan. To receive the Severance Plan payments and benefits, the executive officer must execute a separation agreement that includes a release of claims in favor of Microsoft, confidentiality and non-disparagement provisions, and 12-month non-compete/non-solicitation restrictions.

Mr. Nadella participates in the Severance Plan on the same terms as our other executive officers, except that under his LTPSA award if Microsoft terminates his employment without cause (as defined in the Severance Plan) during a performance period, he will vest in a pro-rata fraction of the threshold 150,000 shares of Microsoft common stock subject to the award for his actual period of employment during the performance period.

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This table shows the amounts that would have been payable to our Named Executives upon a termination of employment without cause on June 30, 2016, the last day of our last competed fiscal year.

Named Executive	Amount payable
Mr. Nadella	$36,085,569	[1]
Ms. Hood	$13,816,990
Ms. Johnson	$8,206,898
Mr. Smith	$10,641,925
Mr. Turner	$28,426,370	[2]

(1)	Includes amounts payable under the Severance Plan, plus stock vesting under Mr. Nadella’s LTPSA award ($6,524,175).
(2)	Mr. Turner received none of this amount when he left the Company voluntarily in July 2016; the amount includes the value of the 160,000 shares of Microsoft common stock ($8,187,200) that would have vested upon his retirement from Microsoft at age 60 or older, or upon his termination of employment by Microsoft other than for cause, as provided in his employment offer letter.

Strong clawback policy

Accountability is a fundamental value of Microsoft. To reinforce this value through our executive compensation program, our executive officers and certain other senior executives are subject to an aggressive, ‘no fault’ executive compensation recovery “clawback” policy. Under this policy, the Compensation Committee may recover incentive compensation whether or not the executive’s actions involve misconduct. When an executive has engaged in intentional misconduct that contributed to the payment of the incentive compensation, the Compensation Committee may take other remedial action, including seeking to recover the entire payment. Under this policy, the Compensation Committee may seek to recover payments of incentive compensation if the performance results leading to a payment are later subject to a downward adjustment or restatement of financial or nonfinancial performance. The Compensation Committee may use its judgment in determining the amount to be recovered where the incentive compensation was awarded subjectively. Our executive compensation recovery policy is available on our website at www.microsoft.com/investor/recoverypolicy.

Rigorous stock ownership policy

Our executive officers and certain other senior executives are required to maintain a minimum equity stake in Microsoft. This policy embodies the Compensation Committee’s belief that our most senior executives should maintain a significant personal financial stake in Microsoft to promote a long-term perspective in managing our business. In addition, the policy helps ensure the alignment of executive and shareholder interests, which reduces incentive for excessive short-term risk taking. Each covered executive is required to acquire and maintain ownership of shares of Microsoft common stock equal to a specified multiple of his or her base salary, which ranges from three to 10 times base salary. Each covered executive must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. The ownership requirements for our Named Executives are as follows.

Named Executive	Share ownership requirement
Satya Nadella	10x base salary
Amy E. Hood	3x base salary
Margaret L. Johnson	3x base salary
Bradford L. Smith	3x base salary
B. Kevin Turner[1]	5x base salary

(1)	Mr. Turner left the Company in July 2016. This was his requirement at the time of his departure.

In fiscal year 2016, each of our Named Executives complied with our stock ownership policy. Our stock ownership policy is available on our website at www.microsoft.com/investor/execstockpolicy.

Derivatives trading, hedging, and pledging prohibited

Our executive officers are prohibited from trading in options, puts, calls, or other derivative instruments related to Microsoft equity or debt securities. They also are prohibited from purchasing Microsoft common stock on margin, borrowing against Microsoft common stock held in a margin account, or pledging Microsoft common stock as collateral for a loan.

2016 PROXY STATEMENT  45

Deductibility of executive compensation

In structuring compensation for our executive officers, the Compensation Committee considers whether compensation will be deductible for federal income tax purposes or otherwise subject to the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code. Other factors may be of greater importance than preserving deductibility for a particular form of compensation, however, and the Compensation Committee retains the discretion to award incentive compensation that is nondeductible. Under federal income tax rules, certain qualified “performance-based compensation” approved by our shareholders is not subject to the annual deduction limit. Annual awards under the Incentive Plan potentially subject to the annual deduction limit of Section 162(m) are expected to qualify as “performance-based compensation.” All Incentive Plan compensation for our Named Executives in fiscal year 2016 was intended to be deductible.

Annual compensation risk assessment

We performed an annual assessment for the Compensation and Audit Committees of our Board of Directors to determine whether the risks arising from our fiscal year 2016 compensation policies and practices are reasonably likely to have a material adverse effect on Microsoft. Our assessment reviewed the material elements of executive and non-executive employee compensation. We concluded these policies and practices do not create risk that is reasonably likely to have a material adverse effect on Microsoft.

The structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk-taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The Incentive Plan awards have these risk-limiting characteristics:

•	Annual awards to each executive officer are limited to the lesser of a fixed maximum specified in the Incentive Plan or a fixed percentage of an incentive pool. Cash awards under the Incentive Plan are limited to 200% of a target cash award.

•	Cash incentive awards are based on a review of a variety performance measures, diversifying the risk associated with any single aspect of performance, while amounts received under stock awards do not vary directly based on an individual executive officer’s performance.

•	The introduction of the performance stock awards further diversifies the elements of the program, to minimize the incentive to produce a particular outcome.

•	Rolling three-year performance periods for the performance stock awards emphasize long-term, sustained performance.

•	Using multiple performance measures and pre-established targets reduces incentives to manage results to a single outcome.

•	The performance stock awards use Company-wide measures that are not specific to any one executive officer’s sphere of responsibility and which apply equally to all participants, to encourage a unified and responsible approach to achieving financial and strategic goals.

•	The Compensation Committee can adjust performance results, up or down, to account for extraordinary or unanticipated events, to ensure pay reflects performance outcomes that drive long-term business success.

•	Equity awards are not made in the form of stock options, which may provide an asymmetrical incentive to take unnecessary or excessive risks to increase the market price of Microsoft common stock.

•	Members of the Compensation Committee, or for Mr. Nadella, the independent members of our Board of Directors, approve the final Incentive Plan cash awards, after reviewing executive and corporate performance.

In addition, awards are subject to our Executive Compensation Recovery Policy, described in this Section 3 – “Other compensation policies and information – Strong clawback policy.”

The majority of the award value is delivered in shares of Microsoft common stock with a multi-year vesting schedule, which aligns the interests of our executive officers to long-term shareholder interests.

Executive officers are subject to our executive stock ownership requirements, described in this Section 3 – “Other compensation policies and information – Rigorous stock ownership policy.”

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Compensation Committee report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John W. Stanton Chair

G. Mason Morfit

Charles W. Scharf

Padmasree Warrior

Fiscal year 2016 compensation tables

Summary compensation table

This table contains information about compensation awarded to our Named Executives for the fiscal years ended June 30, 2016, 2015, and 2014. None of our Named Executives received stock options during those years.

Name and principal position	Year	Salary ($)	Bonus[1] ($)	Stock awards[2] ($)		All other compensation ($)	Total ($)
Satya Nadella Chief Executive Officer and Director	2016	1,200,000	4,464,000	12,013,927		14,104	17,692,031
	2015	1,200,000	4,320,000	12,761,263		13,007	18,294,270
	2014	918,917	3,600,000	79,777,109	[2]	12,729	84,308,755
Amy E. Hood Executive Vice President and Chief Financial Officer	2016	731,250	2,304,000	7,326,650		12,730	10,374,630
	2015	675,985	1,978,000	6,090,606		10,372	8,754,963
	2014	603,333	1,583,750	8,264,576		11,399	10,463,058
Margaret L. Johnson Executive Vice President, Business Development	2016	704,167	1,909,000	4,083,212		20,111	6,716,490
	2015	539,204	3,795,000	10,180,626	[2]	18,765	14,533,595
Bradford L. Smith President and Chief Legal Officer	2016	704,167	1,972,000	5,915,948		18,497	8,610,612
	2015	650,000	1,300,000	4,833,835		16,847	6,800,682
	2014	641,667	1,925,000	14,383,054		15,082	16,964,803
B. Kevin Turner Chief Operating Officer	2016	866,667	2,384,000	9,556,560		149,523	12,956,750
	2015	800,000	2,200,000	9,184,243		11,171	12,195,414
	2014	796,667	2,848,083	19,063,869		10,657	22,719,276

(1)	This column reports Incentive Plan cash awards for the fiscal year. In addition, Ms. Johnson, received a $3,000,000 signing bonus payable over two years - $2,500,000 in fiscal year 2015 and an additional $500,000 in fiscal year 2016.
(2)	Values for SAs in this column are calculated using the grant date fair value under Accounting Standards Codification Topic 718 (“ASC 718”) based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Values for PSAs in this column are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party. The values of PSAs in this column at the grant date, assuming that the highest level of performance conditions will be achieved are: for Mr. Nadella, $13,825,602; for Ms. Hood, $7,645,994; for Ms. Johnson, $5,236,964; for Mr. Smith, $6,808,098; and for Mr. Turner, $10,997,669. Includes, for fiscal year 2014, the LTPSA Mr. Nadella received when he was promoted to CEO, with a grant date fair value of $59,184,000; he will not be eligible to receive any part of this LTPSA compensation until 2019, if he continues to serve as CEO.

2016 PROXY STATEMENT  47

(3)	Details about the amounts in this column are set forth in the table below.

All other compensation

None of our Named Executives received reimbursements for relocation expenses or tax-gross-up payments in the last three fiscal years.

Named Executive	Year	401(k) Plan Company match ($)	Broad-based plan benefitsA ($)	Matching charitable giftsB ($)	Other ($)	Total ($)
Satya Nadella	2016	9,000	5,104			14,104
	2015	7,950	5,057			13,007
	2014	7,800	4,929			12,729
Amy E. Hood	2016	9,000	3,730			12,730
	2015	7,950	2,422			10,372
	2014	9,086	2,313			11,399
Margaret L. Johnson	2016	9,000	7,111	4,000		20,111
	2015	14,376	4,389			18,765
Bradford L. Smith	2016	9,000	9,497			18,497
	2015	7,950	8,897			16,847
	2014	7,800	7,282			15,082
B. Kevin Turner	2016	9,000	3,894	1,250	135,379C	149,523
	2015	7,950	3,221			11,171
	2014	7,800	2,857			10,657

(A)	These amounts include (i) imputed income from life and disability insurance and (ii) athletic club membership and payments in lieu of athletic club membership. These benefits are available to substantially all our U.S.-based employees.
(B)	Includes matching charitable contributions above match level available to all U.S. employees under our corporate giving program.
(C)	This amount is the lump sum payment to Mr. Turner in lieu of 8 weeks paid time off earned under the Company’s sabbatical program.

Grants of plan-based awards

This table provides information on grants of awards under any plan to the Named Executives related to the fiscal year ended June 30, 2016.

Named Executive	Grant date	Estimated future payouts under equity incentive plan awards[1]			All other stock awards (#)	Grant date fair value of stock awards[2] ($)
		Threshold (#)	Target (#)	Maximum (#)
Satya Nadella	9/15/2015				181,986	7,405,393
	9/15/2015	6,325	101,124	404,496		4,608,534
Amy E. Hood	9/15/2015				117,418	4,777,985
	9/15/2015	3,498	55,925	223,700		2,548,665
Margaret L. Johnson	9/15/2015				57,445	2,337,558
	9/15/2015	2,396	38,304	153,216		1,745,655
Bradford L. Smith	9/15/2015				89,614	3,646,582
	9/15/2015	3,115	49,796	199,184		2,269,366
B. Kevin Turner	9/15/2015				144,762	5,890,670
	9/15/2015	5,031	80,439	321,756		3,665,890

(1)	The “Estimated future payouts under equity incentive plan awards” columns represent the threshold, target, and maximum shares for the PSAs granted in fiscal year 2016. Because under ASC 718 the reported target shares excludes future periods for which a performance target has not been set, the reported target number of shares is calculated as the target shares of the strategic metrics (50% of the PSAs) and one-third of the two financial metrics for fiscal year 2016 (16.68% of the PSAs). The threshold is calculated as if the threshold of only one of the financial metrics for one year (50% of 8.34% of the PSAs) is met. The maximum is calculated assuming all maximum targets were met and the relative TSR multiplier was fully earned.
(2)	Values for SAs in this column are calculated using the grant date fair value under ASC 718 based on the market price as of the date of grant of common stock awarded, reduced by the present value of estimated future dividends because the awards are not entitled to receive dividends prior to vesting. Values for PSAs in this column are calculated using a Monte Carlo simulation valuation performed as of the date of grant by an independent third party.

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Outstanding equity awards at June 30, 2016

This table provides information about unvested stock awards held by the Named Executives on June 30, 2016. Mr. Turner left the Company in July 2016; he is not eligible to vest in the awards reported in this table.

	Stock awards
Named Executive	Number of shares or units of stock that have not vested[1] (#)	Market value of shares or units of stock that have not vested[2] ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested[1] (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested[2] ($)
Satya Nadella	913,114	46,724,043	551,124	28,200,992
Amy E. Hood	362,199	18,533,723	55,925	2,861,657
Margaret L. Johnson	161,337	8,255,614	38,304	1,960,032
Bradford L. Smith	513,759	26,289,048	49,796	2,548,059
B. Kevin Turner	668,706	34,217,686	80,439	4,116,085

(1)	The following table shows the dates on which the awards in the outstanding equity awards table vest and the corresponding number of shares, subject to continued employment through the vest date or eligible retirement. Performance stock awards are reported at target award levels. Mr. Nadella’s LTPSA is reported at the minimum award level.

	Number of shares vesting
Vesting date	Satya Nadella		Amy E. Hood	Margaret L. Johnson	Bradford L. Smith		B. Kevin Turner
8/15/2016	117,962		0	0	78,641		0
8/29/2016	128,777		63,112	27,515	64,940		123,386
8/31/2016	92,544		50,037	14,361	53,228		101,083
9/28/2016	0		3,722	0	0		0
2/28/2017	22,748		14,677	28,527	11,202		18,095
6/25/2017	0		29,741	0	0		0
8/15/2017	117,962		0	0	78,641		0
8/29/2017	128,777		63,113	27,515	64,941		123,386
8/31/2017	22,749		14,678	7,181	11,202		18,096
2/28/2018	22,748		14,677	7,181	11,201		18,095
6/25/2018	0		29,741	0	0		0
8/15/2018	117,962		0	0	78,642		0
8/29/2018	72,640		34,669	27,515	27,515		52,279
8/31/2018	123,872		70,602	45,484	60,998		98,534
2/3/2019	150,000	(A)	0	0	0		0
2/28/2019	22,748		14,677	7,181	11,202		18,095
8/31/2019	22,749		14,678	7,181	11,202		18,096
2/3/2020	150,000	(A)	0	0	0		0
2/3/2021	150,000	(A)	0	0	0		0
Retirement at age 60 or older	0		0	0	0		160,000
Total	1,464,238		418,124	199,641	563,555	(B)	749,145

(A)	Represents vest of Mr. Nadella’s LTPSA at the minimum award level.
(B)	188,221 of these shares are eligible for continued vesting following Mr. Smith’s retirement.

(2)	The market value is the number of shares shown in the table multiplied by $51.17, the closing market price of Microsoft common stock on June 30, 2016.

2016 PROXY STATEMENT  49

Stock vested

This table provides information, on an aggregate basis, about stock awards that vested during the fiscal year ended June 30, 2016 for each of the Named Executives.

Microsoft has not granted stock options, other than options substituted in acquisitions, since 2003. No Named Executives held any Microsoft stock options during the fiscal year.

	Stock awards
Named Executive	Number of shares acquired on vesting (#)	Value realized on vesting[1] ($)
Satya Nadella	338,481	15,231,611
Amy E. Hood	164,858	7,639,708
Margaret L. Johnson	61,059	2,929,541
Bradford L. Smith	211,394	9,527,966
B. Kevin Turner	371,006	16,991,385

(1)	The value realized on vesting is calculated by multiplying the number of shares shown in the table by the market value of the shares on the vesting date.

Non-qualified deferred compensation

This table provides information about Named Executives’ contributions, earnings, and balances under our non-qualified Deferred Compensation Plan in fiscal year 2016. Microsoft does not contribute to the Deferred Compensation Plan, and in fiscal year 2016 there were no withdrawals by or distributions to Named Executives.

Named Executive	Executive contributions in fiscal year 2016 ($)	Aggregate earnings in fiscal year 2016 ($)	Aggregate balance at June 30, 2016[1] ($)
Satya Nadella	0	-1,844	160,571
Amy E. Hood	0	0	0
Margaret L. Johnson	0	0	0
Bradford L. Smith	0	0	0
B. Kevin Turner	0	0	0

(1)	The amount in this column has not been included in the Summary Compensation Table for previous years.

Microsoft’s Deferred Compensation Plan is unfunded and unsecured. It allows participants to defer a specified percentage of their base salary (up to 75%), and/or eligible incentive cash payments (up to 100%). Participation in the Deferred Compensation Plan is limited to senior managers, including our Named Executives. Microsoft does not contribute to the Deferred Compensation Plan or guarantee any returns on participant contributions.

When an employee elects to participate in the Deferred Compensation Plan, the employee must specify the percentage of base salary and/or cash incentive award to be deferred, and the timing of distributions. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law. Amounts deferred under the Deferred Compensation Plan are credited with hypothetical investment earnings based on participant investment elections made from among investment options available under the plan.

50

Equity compensation plan information

This table provides information about shares of Microsoft stock that may be issued under our equity compensation plans approved by shareholders and plans not approved by shareholders. Under the 2001 Stock Plan, no option or stock appreciation rights may be repriced, replaced, regranted through cancellation, repurchased for cash or other consideration, or modified without shareholder approval (except in connection with a change in our capitalization), if the effect would be to reduce the exercise price for the share underlying the award.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights[1]	Weighted average exercise price of outstanding options, warrants, and rights[2]	Number of securities remaining available for future issuance under equity compensation plans[3]
Equity compensation plans approved by security holders	196,275,045	$6.55	356,665,006
Equity compensation plans not approved by security holders	0	N/A	0
Total	196,275,045	$6.55	356,665,006

(1)	Represents shares issuable upon vesting of outstanding stock awards granted under the 2001 Stock Plan; includes PSA and Mr. Nadella’s LTPSA shares that will vest if target performance levels are achieved.
(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding stock awards, which have no exercise price.
(3)	Includes 142 million shares remaining available for issuance as of June 30, 2016 under the Employee Stock Purchase Plan.

Compensation Committee interlocks and insider participation

Ms. Warrior, Messrs. Morfit, Scharf, and Stanton, and Drs. Klawe and Panke were members of the Compensation Committee during fiscal year 2016. Dr. Klawe left the Committee on December 2, 2015 following her retirement from the Board. Dr. Panke stepped off the Committee, and Ms. Warrior and Mr. Scharf joined the Committee on January 1, 2016. All members of the Compensation Committee were independent directors, and no member was an employee or former employee of Microsoft. During fiscal year 2016, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.

2016 PROXY STATEMENT  51

Stock ownership information

This table describes, as of September 30, 2016, the number of shares of our common stock beneficially owned by our directors and all executive officers, together with additional underlying shares or stock units as described in Notes 2 through 4 to the table.

In computing the number and percentage of shares beneficially owned by each person, we have included any shares of our common stock that could be acquired within 60 days of September 30, 2016 by the exercise of options, the vesting of stock awards or the receipt of shares credited under the Deferred Compensation Plan for Non-Employee Directors. These shares, however, are not counted in computing the percentage ownership of any other person.

Beneficial ownership
Name	Common stock[1,2]		Percent of common stock	Additional underlying shares or stock units[3,4]	Total
William H. Gates III	190,992,934	[5]	2.45%	0	190,992,934
Teri L. List-Stoll	9,108		*	0	9,108
G. Mason Morfit	38,626,497	[6]	*	0	38,626,497
Charles H. Noski	98,235	[7]	*	0	98,235
Helmut Panke	49,211		*	0	49,211
Sandra E. Peterson	4,491		*		4,491
Charles W. Scharf	33,187		*	0	33,184
John W. Stanton	74,440	[8]	*	0	74,440
John W. Thompson	31,722	[9]	*	37,769	69,491
Padmasree Warrior	4,202		*	0	4,202
Satya Nadella	467,659		*	2,504,357	2,972,016
Amy E. Hood	192,645		*	326,254	518,899
Margaret L. Johnson	105,109	[10]	*	162,970	268,079
Bradford L. Smith	502,805		*	388,304	891,109
B. Kevin Turner	274,387	(11)	*	0	274,387
Executive officers and directors as a group (18 People)	232,269,002	[12]	2.98%	N/A	N/A

*	Less than 1%
(1)	Beneficial ownership represents sole voting and investment power.
(2)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be distributable within 60 days of September 30, 2016: Ms. List-Stoll, 5,710; Mr. Noski, 86,055; Ms. Peterson, 4,491; Mr. Thompson, 3,377; and Ms. Warrior, 863.
(3)	For directors, includes shares credited under the Deferred Compensation Plan for Non-Employee Directors that are not payable within 60 days following termination of Board service: Mr. Thompson, 37,759.
(4)	For Named Executives, includes (i) unvested stock awards that do not vest within 60 days of September 30, 2016, subject to continued employment at the time of each vest: Ms. Hood, 326,254; Mr. Nadella, 704,357; Ms. Johnson, 162,970; and Mr. Smith, 228,637 (ii), 1,800,000 shares payable to Mr. Nadella under his LTPSA at target performance, and (iii) 159,667 shares that would vest if Mr. Smith retires from Microsoft.
(5)	Excludes 424,816 shares held by Mr. Gates’ spouse, as to which he disclaims beneficial ownership.
(6)	Includes 34,846,148 shares that are directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Also includes 3,780,349 shares directly beneficially owned by ValueAct Capital Master Fund, L.P. and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Morfit is a member of the management board of ValueAct Holdings GP, LLC. Each reporting person listed above disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.
(7)	Includes 12,180 shares held by a family trust.
(8)	Includes 7,243 shares held by a family trust.
(9)	Includes 27,279 shares held by a family trust.
(10)	Includes 105,109 shares held by a family trust.
(11)	Represents shares owned as of June 30, 2016. Mr. Turner left the Company in July 2016.
(12)	Includes 100,496 shares credited under the Deferred Compensation Plan for Non-Employee Directors that may be issued within 60 days of September 30, 2016.

52

Principal shareholders

This table lists all entities that are the beneficial owner of more than 5% of Microsoft common stock.

Name	Voting common stock and nature of beneficial ownership as of 9/30/2016		Percent of class to be voted at the meeting
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	485,335,822	[1]	6.07%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	450,562,532	[2]	5.6%

(1)	All information about The Vanguard Group, Inc. is based on a Schedule 13G filed with the SEC on February 10, 2016. The Vanguard Group, Inc. reported that it has sole voting power with respect to 14,751,047 shares of common stock, sole dispositive power with respect to 469,723,610 shares of common stock, shared voting power of 762,900 shares of common stock, and shared dispositive power of 15,612,212 shares of common stock.
(2)	All information about BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on January 26, 2016. BlackRock, Inc. reported that it has sole voting power with respect to 382,928,585 shares of common stock, sole dispositive power with respect to 450,518,657 shares of common stock, and shared voting and shared dispositive power of 43,875 shares of common stock.

Section 16(a) – beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers using information obtained from them and from Microsoft’s records. We believe our executive officers met all applicable Section 16(a) requirements during fiscal year 2016. Due to administrative error, Frank H. Brod, our Chief Accounting Officer, was one day late in filing a Form 4 to report an open market sale of 7,000 shares of Microsoft common stock.

2016 PROXY STATEMENT  53

4. Audit Committee matters

Proposal 3: Ratify Deloitte & Touche LLP as independent auditor for fiscal year 2017

The Audit Committee has selected Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2017, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise Microsoft’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Deloitte & Touche for ratification by shareholders as a matter of good corporate practice. The Board considers the selection of Deloitte & Touche as Microsoft’s independent auditor for fiscal year 2017 to be in the best interests of Microsoft and its shareholders.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Deloitte & Touche as Microsoft’s independent auditor for the current fiscal year. If a majority of shareholders does not ratify the selection of Deloitte & Touche, the Audit Committee will consider the result a recommendation to consider the selection of a different firm.

The Board of Directors recommends a vote FOR the ratification of the independent auditor.

Audit Committee report

The Audit Committee operates under a written charter adopted by the Board of Directors. It is available on Microsoft’s website at www.microsoft.com/investor/auditcommittee. The charter, which was last amended effective July 1, 2016, includes a calendar that outlines the Audit Committee’s duties and responsibilities. The Audit Committee reviews the charter and calendar annually and works with the Board of Directors to amend them as appropriate to reflect the evolving role of the Committee.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Microsoft. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Microsoft, the audits of Microsoft’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Microsoft’s independent auditor, and the performance of Microsoft’s internal auditor.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Microsoft’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Microsoft’s system of internal control. Microsoft’s independent auditor, Deloitte & Touche, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

During fiscal year 2016, the Audit Committee fulfilled its duties and responsibilities as outlined in the charter and the accompanying calendar. The Audit Committee meets twice each quarter; once in connection with quarterly Board meetings and once to review the quarterly Forms 10-Q and annual Form 10-K. In addition, the Committee meets as needed to address emerging accounting, compliance, or other matters or for educational training. Specifically, the Audit Committee:

•	reviewed and discussed with management and the independent auditor Microsoft’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC,

54

•	reviewed and discussed with management, the internal auditor, and the independent auditor management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of Microsoft’s internal control over financial reporting,

•	reviewed and discussed with management, the internal auditor, and the independent auditor, as appropriate, the audit scopes and plans of both the internal auditor and the independent auditor,

•	inquired about significant business and financial reporting risks, reviewed Microsoft’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks,

•	met in periodic executive sessions with each of management, the internal auditor, and the independent auditor, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting,

•	met with the chief executive officer and chief financial officer to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of the Company’s consolidated financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting,

•	reviewed the Company’s related party transactions and Policy for Related Party Transactions,

•	received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns,

•	reviewed and assessed the qualitative aspects of the Company’s ethics and compliance programs, and

•	reviewed with the chief compliance officer legal and regulatory matters that may have a material impact on the consolidated financial statements or internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and the independent auditor Microsoft’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2016, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that Microsoft’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. Deloitte & Touche presented the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of Microsoft’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Microsoft’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the SEC.

The Audit Committee recognizes the importance of maintaining the independence of Microsoft’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee leads the selection of the lead audit engagement partner, working with Deloitte & Touche with input from management. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. This policy prohibits the independent auditor from providing non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described below in this Part 4 under the caption “Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor.” Given the amount and the nature of the non-audit services provided, the Audit Committee has concluded that provision of those services was compatible with maintaining the independence of Deloitte & Touche. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has reviewed these materials and discussed the firm’s independence with Deloitte & Touche.

As provided in its charter, in addition to evaluating Deloitte & Touche’s independence, the Audit Committee assessed Deloitte & Touche’s performance as independent auditor during fiscal year 2016, consistent with the approach described in “Audit Committee Annual Evaluation of the External Auditor” published by the Center for Audit Quality. The Audit Committee assessed the performance of the Deloitte & Touche lead audit engagement partner and the audit team. The Audit Committee reviewed a variety of indicators of audit quality including:

•	The quality and candor of Deloitte & Touche’s communications with the Audit Committee and management.

•	How effectively Deloitte & Touche maintained its independence and employed its independent judgment, objectivity, and professional skepticism.

2016 PROXY STATEMENT  55

•	The level of engagement and value provided by the Deloitte & Touche national office.

•	The depth and expertise of the global Deloitte & Touche audit team.

•	The quality of insight demonstrated in Deloitte & Touche’s review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies.

•	Available external data about quality and performance including reports of the Public Company Accounting Oversight Board on Deloitte & Touche and its peer firms and Deloitte & Touche’s response to those reports.

•	The appropriateness of Deloitte & Touche’s fees, taking into account the size and complexity of the Company and the resources necessary to perform the audit.

•	Deloitte & Touche’s tenure as our independent auditor and their knowledge of our global operations, accounting policies and practices, and internal control over financial reporting.

As a result of its evaluation, the Audit Committee concluded that the selection of Deloitte & Touche as the independent registered public accounting firm for fiscal year 2017 is in the best interest of the Company and its shareholders. The Board recommends that shareholders ratify this selection at the Annual Meeting.

Audit Committee

Charles H. Noski (Chair)

Teri L. List-Stoll

G. Mason Morfit

Helmut Panke

Fees billed by Deloitte & Touche

This table presents fees for professional audit services rendered by Deloitte & Touche for the audit of Microsoft’s annual financial statements for the fiscal years ended June 30, 2016 and 2015, and fees billed for other services rendered by Deloitte & Touche during those periods.

Year ended June 30	2016	2015
Audit fees	$34,258,000	$35,622,000
Audit-related fees	16,735,000	19,193,000
Tax fees	621,000	828,000
All other fees	167,000	169,000
Total	$51,781,000	$55,812,000

Audit fees

These amounts represent fees of Deloitte & Touche for the audit of our annual consolidated financial statements, the review of consolidated financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require. Audit fees decreased in fiscal year 2016 mainly due to a reduction in audit procedures associated with our phone business. The change in strategy for the phone business resulted in a significant decline in phone business activity in fiscal year 2016, and the majority of phone integration activities were completed and audited in fiscal year 2015, both of which contributed to a reduction in the volume of required audit procedures and associated fees in fiscal year 2016.

Audit-related fees

Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of Microsoft’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, audits of our employee benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of Microsoft’s consolidated financial statements, third party assurance audits for cloud services, and accounting

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consultations about the application of generally accepted accounting principles to proposed transactions. Revenue assurance and license compliance includes procedures under contracts we have entered that provide for review by an independent accountant, and advice about controls associated with the completeness and accuracy of our software licensing revenue. These services support the evaluation of the effectiveness of internal control over revenue recognition, and enhance the independent auditor’s understanding of our licensing programs and controls. Audit-related fees decreased in fiscal year 2016 mainly due to a timing shift in certain license compliance audits, which are now expected to be completed in fiscal year 2017.

Tax fees

Tax fees consist generally of the two categories of tax compliance and return preparation, and of tax planning and advice. The tax compliance and return preparation services consisted of preparing original and amended tax returns and claims for refunds. During fiscal years 2016 and 2015, fees incurred for tax compliance and return preparation were approximately $26,000 and $13,000, respectively. Tax planning and advice consisted of support during income tax audits or inquiries. For fiscal year 2016 and 2015, fees incurred for tax planning and advice were approximately $595,000 and $815,000, respectively.

All other fees

All other fees consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche.

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor, and reviews an updated projection of the fiscal year’s estimated fees. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of the Audit Committee. The Audit Committee then reviews the delegate’s approval decisions each quarter. Microsoft uses a centralized internal system to collect requests from Company personnel for services by the independent auditor to facilitate compliance with this pre-approval policy.

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5. Other management proposals

Proposal 4: Approve amendment to Articles of Incorporation

We ask our shareholders to approve an amendment to our Amended and Restated Articles of Incorporation to reduce the shares needed to call special shareholder meetings from 25% to 15%. The Board believes this change advances shareholder rights and puts the Company in the mainstream of best practice.

The affirmative vote of a majority of shares entitled to vote is required to approve the amendment to the Articles of Incorporation.

The Board of Directors recommends a vote FOR the amendment to the Articles of Incorporation.

In 2009 we amended our Amended and Restated Articles of Incorporation (the “Articles”) to provide that shareholders representing 25% of shares outstanding may call special shareholder meetings. We did this because the right to call special meetings was becoming recognized as an important element of good corporate governance at U.S. public companies. We routinely evaluate Microsoft’s governance practices to maintain strong Board accountability and shareholder rights and transparent policies that enhance investor and public trust. As a result, the Board of Directors is proposing to amend our Articles to reduce the percentage of outstanding shares required for shareholders to call a special shareholder meeting to 15%. Based on discussions with shareholders and a review of voting results on proposals relating to shareholder-initiated special meetings, the Board believes this change is broadly supported among significant institutional investors, proxy advisors, and other governance advocates. The Board believes reducing the percentage is in the best interests of our shareholders, and illustrates our commitment to governance best practices.

The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has unanimously adopted resolutions approving this amendment and recommending approval of this amendment to our shareholders. If this proposal is approved by the majority vote of shareholders entitled to vote, the amendment will be effective when filed with the State of Washington.

The text of the proposed amendment to Article VIII of the Amended and Restated Articles of Incorporation is as follows (additions are underlined and deletions are struck through):

Article VIII

Special shareholder meetings

Special meetings of the shareholders of the Corporation for any purpose or purposes may be called at any time by

(a)	the Board of Directors,

(b)	a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Corporation, include the power to call such meetings, or by

(c)	shareholders holding fifteen ~~twenty-five~~ percent (15 ~~25~~%) of the then outstanding shares of the Corporation entitled to vote, provided the request is in proper form as prescribed in the bylaws of the Corporation or as otherwise required by applicable law.

Such special meetings may not be called by any other person or persons.

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Proposal 5: Approve French Sub Plan under the 2001 Stock Plan

Providing tax-advantaged equity compensation to our French employees is necessary so that we can offer market-competitive compensation without increasing the awarded shares. We are asking our shareholders to approve the Rules of the Microsoft Corporation 2001 Stock Plan for Stock Awards Granted to Employees in France (the “French Sub Plan”), which operates under the Microsoft Corporation 2001 Stock Plan.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the French Sub Plan.

The Board of Directors recommends a vote FOR approval of the French Sub Plan under the 2001 Stock Plan.

As required under a new French law (“Loi Macron”) adopted in August 2015, we are asking our shareholders to approve the Rules of the Microsoft Corporation 2001 Stock Plan for Stock Awards Granted to Employees in France (the “French Sub Plan”), which operates under the Microsoft Corporation 2001 Stock Plan (the “2001 Stock Plan”) for the purpose of qualifying under the Loi Macron in France, so that Stock Awards and Performance Stock Awards (collectively, “Stock Awards”) that are granted under the French Sub Plan to individuals who are subject to taxation under French law may qualify for the specific tax treatment described under the Loi Macron. Any such grants will be satisfied from the existing share reserve of the 2001 Stock Plan and will have terms consistent with the existing terms of the 2001 Stock Plan. Grants under the Loi Macron currently may be subject to lower taxation on the date of sale of the shares subject to the Stock Awards by the individual and also subject to lower employer social insurance contributions.

This Proposal would not make any changes to the 2001 Stock Plan itself, nor to increase the number of shares currently authorized for issuance under the 2001 Stock Plan. A copy of the French Sub Plan is attached as Annex B.

Approval of the French Sub Plan

The Loi Macron introduced changes to the requirements and income tax and social tax treatment of French tax-qualified restricted stock units (“French-qualified RSUs”). Pursuant to the new law, foreign companies are permitted but not required to grant French-qualified RSUs, which may provide more favorable tax and social tax treatment to the local employer subsidiary and its employees, compared to the grant of non-qualified restricted stock units. Among other requirements, under the new law French-qualified RSUs must provide for a minimum vesting period of one year from the grant date, and restrict the sale of shares for a minimum of two years from the grant date. The latter restriction can be achieved by placing a two-year vesting period from the grant date, or by imposing a holding restriction on shares obtained at vesting.

The 2001 Stock Plan already provides that the Compensation Committee has the full authority, in its sole discretion, to adopt such plans or sub-plans as may be deemed necessary or appropriate to comply with the law of other countries, and to allow for tax-preferred treatment of awards. The Compensation Committee will retain that discretionary authority whether or not the French Sub Plan is approved. However, the new French law provides that grants of French-qualified RSUs must be authorized by a shareholder meeting after August 7, 2015. We want to ensure that if we elect to grant French-qualified Stock Awards under the French Sub Plan, the awards may benefit from the specific tax and social treatment under the Loi Macron, provided its other requirements also are satisfied.

We are not proposing any revisions to the 2001 Stock Plan in order to grant French-qualified Stock Awards under the new law. We are asking shareholders to approve the French Sub Plan solely to comply with a post-August 7, 2015 shareholder authorization requirement under French tax law. In addition, we are not required to grant tax-qualified awards in France and may choose, at our discretion, to grant non-qualified Stock Awards to employees of our French subsidiaries.

Material tax consequences

If the French Sub Plan is approved by shareholders and Stock Awards otherwise satisfy the requirements of French-qualified RSUs under the Loi Macron, such grants to French-resident employees subject to the French social security regime should be subject to 15.5% social taxes (of which 5.1% are tax deductible) on the value of the shares subject to such awards at the time of vesting, in contrast to currently being subject to a combined 18% social tax rate. The vesting gain (i.e., the value of the shares issued upon vesting) continues to be subject to progressive income tax rates that employees pay upon ultimate sale of shares received under such Stock Award grants, but under the Loi Macron, such tax rates can be reduced by 50% or more if the shares are held for a specified number of years after the date of issuance. In addition, under the Loi Macron , the employing company will be subject to a 20% social insurance contribution

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upon vesting of qualified Stock Awards, in contrast to the current 30% social insurance contribution that is imposed upon grant of qualified Stock Awards under the old (pre-Macron) regime (and which currently is not refunded if the Stock Awards are forfeited before vesting). The tax consequences of participating in the French Sub Plan may vary with respect to individual situations; income tax laws, regulations and interpretations thereof change frequently. Awardees should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The Board of Directors believes that it is in the best interests of the Company and its shareholders to give the Company the discretion to grant Stock Awards under the French Sub Plan that would qualify for the income and social tax treatment authorized under the Loi Macron. If shareholders do not approve the French Sub Plan, the Company expects to continue to rely on its existing qualified French Sub-plan, and it may grant pre-Loi Macron qualified Stock Awards (or non-qualified Stock Awards) to French employees, or may make alternative incentive arrangements. In addition, nothing in this proposal alters the Company’s discretion in awarding compensation, including making any payment or granting equity awards that do not qualify for such tax treatment. The submission of this proposal to the Company’s shareholders is not a guarantee that all grants to individuals subject to taxation under French law will qualify as tax-qualified Stock Awards under the Loi Macron.

Description of the 2001 Stock Plan

As noted above, the Proposal does not make any changes to the 2001 Stock Plan itself and is limited to Loi Macron qualification for French law purposes. However, to comply with applicable law, the material terms of the 2001 Stock Plan are described below.

General – The purposes of the 2001 Stock Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentive to such individuals, and to promote the success of Microsoft’s business by aligning the financial interests of employees and consultants providing personal services to the Company or its affiliates with long-term shareholder value. Stock options, stock awards, and stock appreciation rights may be granted under the 2001 Stock Plan. Options granted under the 2001 Stock Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or nonqualified stock options.

Administration – The 2001 Stock Plan is administered by the Board or the Compensation Committee of the Board (hereafter, the “Committee”). The Committee may delegate its authority to administer the 2001 Stock Plan to the extent provided in its charter or in a Board resolution.

Plan Benefits – Because benefits under the 2001 Stock Plan depend on the Committee’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by officers and other employees under the 2001 Stock Plan.

Eligibility – Incentive stock options may be granted only to employees of the Company or its subsidiaries. Nonqualified stock options, stock awards, and stock appreciation rights awards may be granted under the 2001 Stock Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been made. The Committee, in its discretion, will select the individuals to whom options, stock awards, and stock appreciation rights will be granted, the time or times when such awards are granted, and the number of shares subject to each grant.

Shares Subject to the 2001 Stock Plan – The total number of shares of Company common stock that may be awarded and delivered under the 2001 Stock Plan are (a) the number of shares that remained available for future awards under the Company’s 1991 Plan as of January 1, 2001, the effective date of the 2001 Stock Plan, (b) plus any shares represented by awards under the 1991 Plan that expire, are forfeited, are cancelled without delivery of shares, or otherwise result in the return of shares to the Company, (c) minus 100,000,000 shares. In addition, when any award under the 2001 Stock Plan expires or for any reason shares underlying an award are not delivered in full, the undelivered shares will become available for future awards under the 2001 Stock Plan. Notwithstanding the foregoing, any awards represented by stock options transferred under an option transfer program, such as the program conducted by the Company in the second quarter of fiscal year 2004, will be removed from the 2001 Stock Plan, and the shares underlying the transferred stock options will not be available for re-grant under the 2001 Stock Plan, regardless of whether the transferred stock options are exercised or expire unexercised. The shares that may be awarded and delivered under the 2001 Stock Plan may be authorized, but unissued, or reacquired common shares. As of September 30, 2016, the record date, 199,149,708 shares of Company common stock were issuable on the exercise or settlement of outstanding equity awards under the 2001 Stock Plan, and 159,391,443 shares of Company common stock remained issuable for future grant (subject to increase as described above).

Limitations – The 2001 Stock Plan provides that the maximum aggregate number of Company common shares underlying all awards to be granted to any person in any single fiscal year of the Company is 20,000,000 shares of common stock (5 million shares for a stock award). The aggregate number of shares underlying all nonqualified stock options and all stock appreciation rights that may be granted under the 2001 Stock Plan at exercise prices which are less than fair market value at the dates of such grants may not exceed 50,000,000 (excluding certain replacement (conversion) options granted to employees, consultants and advisors of acquired entities). These limits are increased proportionately in the event of any stock split, stock dividend or similar event.

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Terms and conditions of awards – Each award (other than a replacement (conversion) option) is to be evidenced by an award agreement between the Company and the individual awardee and is subject to the following additional terms and conditions:

Exercise price – The Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. The exercise price for shares under an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The exercise price for shares subject to a nonqualified stock option or stock appreciation right may not be less than 75% of the fair market value of the common stock on the date such award is granted, except that certain replacement (conversion) options with lower exercise prices for the underlying shares may be granted, in connection with acquisitions, to employees, consultants and advisors of acquired entities. The fair market value price for a share of Company common stock underlying each award is the closing price per share on Nasdaq on the date the award is granted. No award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval (except in connection with a change in the Company’s capitalization or similar event), if the effect would be to reduce the exercise price for the shares underlying such award.

Exercise of award; form of consideration – The Committee will determine when awards become exercisable. Each award is required to have a minimum vesting period of not less than three years from the date of grant, except that the following are not subject to the three year vesting restriction: (i) awards covering up to 50,000,000 shares (increased, proportionately, in the event of any stock split, stock dividend or similar event) and (ii) awards that are granted or that vest subject to performance goals or that vest in less than three years based on death, disability or retirement and awards assumed or substituted upon an acquisition.

The means of payment, if any, for shares issued upon exercise of an award will be specified in each award agreement. The 2001 Stock Plan permits payment to be made by cash, check, broker-assisted same day sales, and, in the case of certain executive officers, by delivery of other shares of Company stock they have owned for six months or more as of the exercise date. For nonqualified stock options, stock awards, and stock received upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. An award under the 2001 Stock Plan may permit or require that such withholding tax obligations be paid by having the Company withhold shares of common stock having a value equal to the amount required to be withheld. Certain executives of the Company may elect to pay their withholding obligations by having shares withheld.

Performance goals – Awards may, but need not, vest or be granted subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Committee and will be designed to support the Company’s business strategy, and align executives’ interests with customer and shareholder interests. For awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, performance goals will be based on one or more of the following business criteria: sales or licensing volume, revenues, customer satisfaction, expenses, organizational health/productivity, earnings (which includes similar measurements such as net profits, operating profits and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes), margins, cash flow, shareholder return, return on equity, assets, or investments, working capital, product shipments, product releases, brand or product recognition/acceptance, and/or stock price.

Achievement of the goals may be measured individually, alternatively, or in any combination; with respect to Microsoft, a subsidiary, division, business unit, product line, product, or any combination of the foregoing; on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

Term of award – The term of an award may be no more than ten years from the date of grant. No award may be exercised after the expiration of its term.

Death or disability – If an awardee’s employment or consulting relationship terminates as a result of his or her death or total and permanent disability, then his or her stock awards shall become immediately vested (unless otherwise provided in the award agreement) and his or her options and/or SARs will vest to the extent of any vesting that would have occurred within the following 12 months had the employment or consulting relationship continued. Following death, an option or SAR may be exercised, to the extent vested and not expired, within the 12-month period following the awardee’s death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. Following total and permanent disability, an option or SAR may be exercised, to the extent vested and not expired, within the 18-month period following the date on which the awardee ceased performing services. The foregoing applies to replacement (conversion) options only to the extent provided in the award agreements for such options.

Nontransferability of awards. Unless otherwise determined by the Committee, awards granted under the 2001 Stock Plan are not transferable other than by will or the laws of descent and distribution and may be exercised during the awardee’s lifetime only by the awardee.

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Other provisions – An award agreement may contain other terms and provisions consistent with the 2001 Stock Plan, as may be determined by the Committee.

Stock awards – Stock awards may be granted alone, in addition to, or in tandem with other awards under the 2001 Stock Plan. Unless the Committee determines otherwise, the award agreement will provide that any non-vested stock underlying the stock award is forfeited back to the Company upon the awardee’s termination of employment or consulting relationship for any reason. If the unvested shares were purchased under a stock award, at the termination of employment or consulting relationship the shares will be immediately resold to the Company at the original purchase price.

Stock appreciation rights – Stock appreciation rights (“SARs”) may be granted alone (“Stand-Alone SARs”), in addition to, or in tandem (“Tandem SARs”) with a stock option under the 2001 Stock Plan. Upon exercise of a Stand-Alone SAR, the awardee will be entitled to receive the excess of the fair market value on the exercise date of the Company common shares underlying the SAR over the aggregate base price applicable to such shares; provided that the base price per share may not be less than the fair market value of such shares on the grant date. An awardee granted a Tandem SAR will be required to elect between exercising the underlying option and surrendering the option in exchange for a distribution from the Company equal to the excess of the fair market value on the surrender date of the shares that were vested under the surrendered option over the aggregate exercise price payable for such shares. Any such surrender must be first approved by the Committee. Distributions to the awardee may be made in common stock, in cash, or in a combination of stock and cash, as determined by the Committee.

Adjustments to shares subject to the plan – If any change is made to the Company’s common shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per share covered by outstanding awards under the Plan, (iii) the maximum annual award, (iv) the limit on nonqualified stock options and SARs with an exercise price of less than fair market value on the grant date, and (v) the limit on awards with a vesting period of less than three years. Such adjustments also may be made in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under these provisions, the Board may take into account such factors as it deems appropriate. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards.

In the event of a liquidation or dissolution of the Company, any unexercised awards will terminate immediately prior to the proposed action unless otherwise determined by the Board. In the event of the sale of substantially all assets of the Company or a merger with or into another corporation In the event of the sale of substantially all assets of the Company or a merger with or into another corporation, each award shall be assumed or an equivalent award shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation or, if not assumed, shall be fully vested.

Amendment and Termination of the 2001 Stock Plan – The Board may amend, alter, suspend, or terminate the 2001 Stock Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval or ratification for any increase in the number of shares subject to the Plan (other than in connection with the adjustment provisions of the Plan), and for any award repricing, replacement, re-grant through cancellation, repurchase for cash or other consideration, or modification, in each case that reduces the exercise price for shares under the award. No such action by the Board or shareholders may affect any award previously granted under the 2001 Stock Plan without the written agreement of the awardee; provided that the consent of an awardee is not necessary for a modification or amendment of the award, or the acceleration or deferral of the award’s vesting or exercise, that in the reasonable judgment of the Board confers a benefit on the awardee or is made in connection with the 2001 Stock Plan’s provisions for adjustment of shares in the event of changes to the shares underlying the award or the distribution of assets to shareholders other than under a normal cash dividend. The 2001 Stock Plan remains in effect until terminated by action of the Board or operation of law.

Federal income tax consequences relating to the 2001 Stock Plan, as amended and restated

The U.S. federal income tax consequences to the Company and its employees of awards under the 2001 Stock Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2001 Stock Plan.

Recipients of awards under the 2001 Stock Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the Stock Plan. The tax consequences related to the issuance of each is discussed separately below.

Options. As noted above, options granted under the 2001 Stock Plan may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by the Company and which meet certain requirements under

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Section 422 of the Code and the regulations thereunder. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.

Incentive stock options – If an option granted under the 2001 Stock Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability.

If an optionee exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, the Company will not be entitled to a federal tax deduction.

If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income.) The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee’s compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, if an optionee sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified stock options – Nonqualified stock options granted under the 2001 Stock Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

The optionee’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock awards – Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company’s common stock associated with the stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the 2001 Stock Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it

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becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

In the case of stock awards that take the form of the Company’s unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date. Once this type of stock award vests and the recipient receives the Company common shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 2001 Stock Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

If a recipient of a stock award receives the cash equivalent of Company common stock (in lieu of actually receiving Company common stock), the recipient will recognize ordinary compensation income at the time of the receipt of such cash in the amount of the cash received.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Stock appreciation rights – As discussed above, the Company may grant either Stand-Alone SARs or Tandem SARs under the 2001 Stock Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the employee receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the employee at the time that it is received. If the employee receives the appreciation inherent in the Stand-Alone SARs in stock, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the employee for the stock.

With respect to Tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the employee will be the same as discussed above relating to Stand-Alone SARs. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. However, upon the exercise of either a Stand-Alone SAR or a Tandem SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Additional medicare tax – Recipients of awards will be subject to a 3.8% tax on the lesser of (1) their “net investment income” for the relevant taxable year and (2) the excess of their modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the award recipient’s circumstances). An award recipient’s net investment income generally includes net gains from the disposition of shares. Recipients are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in shares of Company stock.

Section 409A – If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Recipients of awards are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

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6. Shareholder proposals

Proposal 6: Shareholder proposal No. 1

James McRitchie has advised us that he intends to submit the following proposal for consideration at the Annual Shareholders Meeting.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the proposal.

The Board of Directors recommends a vote AGAINST approval of shareholder proposal No. 1

Shareholder Proxy Access Enhancement

RESOLVED: Shareholders of Microsoft (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, an enhancement package of its Proxy Access for Director Nominations bylaw, with essential elements for substantial implementation as follows:

1.	The number of shareholder-nominated candidates eligible to appear in proxy materials should not exceed one quarter of the directors then serving or two, whichever is greater. Expansion of the current number of director positions could substantially dilute the influence of shareholders under the Company’s current proxy access provisions.

2.	No limitation on the number of shareholders that can aggregate their shares to achieve the 3% “Required Shares,” outstanding shares of the Company entitled to vote in the election of directors. Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% criteria at most of the companies examined by the Council of Institutional Investors.

3.	No limitation on the re-nomination of shareholder nominees based on the number or percentage of votes received in any election. Such limitations do not facilitate the shareholders’ traditional state law rights and add unnecessary complexity.

4.	To the extent possible, the Board should defer decisions about the suitability of shareholder nominees to the vote of shareholders.

SUPPORTING STATEMENT: The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis.

Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms. Proxy Access: Best Practices (http://www.cii.org/files/publications/misc/08_05_15_Best%20Practices%20-%20Proxy%20Access.pdf) by the Council of Institutional Investors, “highlights the most troublesome provisions” in recently implemented access bylaw or charter amendments.

Although the Company’s board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to use it, rendering it largely unworkable. Adoption of the requested enhancement in this proposal would largely remedy that situation.

Increase shareholder value

Vote for Shareholder Proxy Access Enhancement – Shareholder Proposal No. 1

The Board recommends that shareholder vote AGAINST this proposal for the following reasons:

COMPANY STATEMENT IN OPPOSITION

Microsoft has long supported progressive corporate governance practices. For example, we were among the very first companies to implement majority voting for directors. Similarly, in August 2015 we adopted a bylaw establishing a detailed proxy access framework for director nominations by shareholders. It provides robust rights to shareholders through an effective and workable proxy access regime. As a result, adoption of this Proposal is unnecessary.

2016 PROXY STATEMENT  65

Our proxy access framework, the result of extensive discussions with our shareholders including the Proponent, strikes the right balance between promoting shareholder nomination rights and protecting the interests of all our shareholders.

The framework we adopted is within the mainstream of other significant U.S. public companies with proxy access rights. Specifically, our Bylaws permit a shareholder, or a group of up to twenty shareholders, owning at least three percent of Microsoft’s outstanding shares of common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting twenty percent of the Board (but no fewer than two nominees), subject to the other procedural requirements specified in our Bylaws, which are available at http://aka.ms/policiesandguidelines.

The potential adoption of proxy access was a prominent part of our 2015 shareholder outreach discussions. We received a range of feedback from shareholders and governance experts and advisors on whether to adopt proxy access, and if so what terms we should incorporate. Some opposed proxy access in any form; others supported the terms we were considering; still others advocated for more expansive terms. After carefully considering the range of viewpoints and taking into account feedback from many of our shareholders, our Board adopted a regime that it believed struck the appropriate balance between providing a workable process that can be used if ever needed and that reinforces our Board’s accountability, while mitigating the possibility of proxy access being used by shareholders pursuing objectives that are not broadly supported by other shareholders or otherwise misusing proxy access. Those terms were in some cases more favorable than prevailing practices among other significant U.S. companies that had adopted proxy access, for example by providing as a threshold that proxy access would be available for at least two nominees, even if more than twenty percent of the full Board.

The Board continually reviews our corporate governance policies and practices and remains open to making adjustments in response to evolving practices or our own experience. In September 2016, reflecting what was learned from ongoing developments in how proxy access has been adopted at other companies, we refined our proxy access bylaw to (1) reduce from 25% to 15% the level of voting support needed to re-nominate a proxy access candidate in one of the following two years; (2) clarify when groups of funds count as a single shareholder for purposes of meeting the 3% ownership threshold; (3) count loaned shares recallable within five business days (increased from three days) as being owned for purposes of satisfying the 3% ownership threshold, and eliminate the requirement that loaned shares be recalled at the time a nominating shareholder provides notice to the Company; and (4) clarify certain indemnification provisions. Likewise, reflecting our on-going shareholder engagement and evaluation of governance practices, at this annual meeting we are submitting for shareholder approval an amendment to our Articles of Incorporation to lower the threshold for shareholders to call special meetings from 25% to 15%.

The Proponent submitted a proxy access shareholder proposal in 2015. After we adopted proxy access, he withdrew his proposal for a proxy access regime similar to this year’s Proposal. As described below, the changes advocated by the Proposal are not necessary for the proper functioning of proxy access.

We have provided an effective and workable proxy access framework. The requested changes are unnecessary and potentially disruptive.

Our bylaw permits eligible shareholders to nominate the greater of two nominees or 20% of the current board seats. This fully accomplishes the main objective of proxy access of providing meaningful representation on a board for qualified individuals endorsed by a majority of shareholders. We believe that raising the potential level of representation to 25% of the board could have unintended effects that could be destructive of shareholder value, including promoting the use of proxy access to lay the groundwork for effecting a change in control, encouraging the pursuit of special interests at the expense of a holistic, long-term strategic view, or otherwise disrupting the effective functioning of the Board.

Our bylaw permits groups of up to twenty shareholders to aggregate their shares to reach the required 3% ownership threshold (with a group of investment funds under common management and investment control counting as a single shareholder). We question whether allowing a larger number of shareholders to aggregate their shares is workable for the nominating shareholder group, given the broad solicitation that would be required and the practical difficulties of coordinating a larger number of shareholders. With our current ownership structure, it is possible to assemble a group of 20 shareholders that owns at least 3% of our shares and that does not include any of our largest 50 institutional shareholders (assuming each holder has owned its shares for three years). A 20-shareholder limit is widely embraced by companies adopting proxy access, and widely endorsed among institutional shareholders’ voting policies.

Our bylaw, as amended in September 2016, provides that a candidate who does not receive more than 15% of shares voted may not be nominated as a proxy access candidate for the following two years. This is designed solely to prevent shareholders from abusing the proxy access process, putting the Company and other shareholders to the expense and effort of responding to proxy access, after that process has already been used once with a particular candidate whom shareholders as a whole did not meaningfully support.

Our bylaw has only limited – and necessary – criteria for the suitability of proxy access candidates. These include independence, not being an officer or director of a competitor, and not being named or convicted in a criminal proceeding. As a result, we have in fact implemented the Proponent’s request so that decisions about the suitability of a proxy access nominee are decided by the vote of shareholders.

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We have a strong corporate governance structure and record of accountability.

The Company’s corporate governance structure reflects our commitment to strong and effective governance practices and a willingness to be responsive and accountable to shareholders. We regularly assess our corporate governance policies to take into account evolving best practices and to address shareholder feedback. Our goals are to align the interests of shareholders, directors, and management; ensure accountability; encourage robust engagement with our key stakeholders; and provide our shareholders with a meaningful voice in both the nomination and the election of directors. Some of our governance policies and practices that support these goals are:

•	Annual elections of all incumbent directors.

•	Majority voting in uncontested director elections.

•	The Board comprises a substantial majority of independent directors, and all standing committees of the Board comprise only independent directors.

•	The roles of board chairman and chief executive officer have been separate since 2000.

•	We have an independent chairman with significant responsibilities, including

Setting the agenda for Board meetings in consultation with the CEO and corporate secretary	Chairing executive sessions of the independent directors	Engaging with shareholders

•	Shareholders representing 15% or more of outstanding shares (if shareholders approve Proposal 4 to amend our Articles of Incorporation) can call a special shareholders meeting.

•	Our shareholders are able to

Recommend director candidates to our Governance and Nominating Committee, which considers such recommendations in the same manner as recommendations received from other sources	Directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and the federal securities laws	Communicate directly with members of our Board, the Chairman, any Board committee or our independent directors as a group

Our Board also has shown an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. Through our robust director nomination and evaluation process, seven of the Company’s independent directors have been added to the Board since 2012.

Given the Board’s continuing commitment to engaging with our shareholders and ensuring effective corporate governance, as evidenced by our early adoption of a proxy access bylaw and further shareholder-favorable amendments made this year, and by the other actions described above and elsewhere in this proxy statement, the Board believes that changing our proxy access framework as outlined by the Proposal is unnecessary and could be detrimental to shareholder value.

2016 PROXY STATEMENT  67

Proposal 7: Shareholder proposal No. 2

Kenneth Steiner has advised us that he intends to submit the following proposal for consideration at the Annual Shareholders Meeting.

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the proposal.

The Board of Directors recommends a vote AGAINST approval of shareholder proposal No. 2

Shareholder Proposal No. 2

RESOLVED: “The board shall not take any action whose primary purpose is to prevent the effectiveness of shareholder vote without a compelling justification for such action.”

SUPPORTING STATEMENT: Almost thirty years ago, the Delaware Chancery Court ruled that actions that have an adverse impact on the right of shareholders to vote are presumptively invalid.

In Aprahamian v. HBO & Co., 531 A.2d 1204, (Del. Ch. 1987), the Court said this:

The corporate election process, if it is to have any validity, must be conducted with scrupulous fairness and without any advantage being conferred or denied to any candidate or slate of candidates. In the interests of corporate democracy, those in charge of the election machinery of a corporation must be held to the highest standards in providing for and conducting corporate elections.

Just one year later, in Blasius Industries, Inc. v. Atlas Corp., 564 A.2d 651 (Del. Ch., 1988), the Chancery Court made it clear that a board cannot rely solely on its business judgment if takes an action for the primary purpose of preventing the effectiveness of a shareholder vote. Rather, the board must have a compelling justification. The Court explained:

The shareholder franchise is the ideological underpinning upon which the legitimacy of directorial power rests....Action designed principally to interfere with the effectiveness of a vote inevitably involves a conflict between the board and a shareholder majority....[I]n such a case, the board bears the heavy burden of demonstrating a compelling justification for such action.

Unfortunately, some boards of directors still do things that undermine the shareholder franchise. For example, many boards have adopted complex advance notice bylaws that require a shareholder seeking to nominate directors or present proposals to fill out long forms and provide proprietary information to the board. That deters shareholders from exercising their voting rights and has led to costly litigation. Moreover, such requirements have nothing to do with the legitimate purpose of an advance notice bylaw which is simply to allow a company to fully inform shareholders who cannot attend the meeting about all matters that will be presented for a vote.

In effect, this proposal allows shareholders to formally endorse the same basic principle of shareholder democracy that our nation’s most respected business court already enforces. If this proposal is approved, we believe the board will be more respectful of the shareholder franchise and cautious about taking any action that adversely impacts it.

The Board recommends that shareholder vote AGAINST this proposal for the following reasons:

COMPANY STATEMENT IN OPPOSITION

The Board is committed to fulfilling its fiduciary duties to our shareholders, and supports the objective behind this Proposal to ensure that shareholders have effective means of exercising all voting rights provided by our governing documents and applicable law. Indeed, our shareholders have robust rights relating to the voting franchise.

•	Our Articles of Incorporation and Bylaws contain no supermajority voting provisions.

•	Our directors are elected annually by majority vote.

•	Shareholders may submit director candidates for election in our proxy statement through our proxy access bylaw.

•	Shareholders may recommend director candidates to our Governance and Nominating Committee, which considers those recommendations in the same manner as recommendations received from other sources to nominate directors for the Board’s consideration.

•	Shareholders may directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and federal securities laws.

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•	Shareholders may vote online during our Annual Shareholders Meeting through our virtual annual meeting presented concurrently with the live meeting.

However, we believe the Proposal itself is unworkable because, instead of recommending a specific action, it seeks to prohibit the Company from taking an unspecified universe of actions. The Proposal is so vague we would have difficulty knowing what actions it seeks to prohibit. Further, we believe the Proposal provides insufficient guidance to allow shareholders voting for it, or the Company in implementing it, to determine what conduct would fall within its scope. Although the supporting statement refers to the Company’s advance-notice bylaw, it does not request the Board take any action with respect to that bylaw or any of its Bylaws, Articles of Incorporation, or other specific governance policy or practice.

A wide range of routine corporate actions could be viewed as potentially adversely impacting the “effectiveness of shareholder vote,” and therefore potentially be subject to the judicially developed “primary purpose” and “compelling justification” tests. These could include establishing the voting record date for the annual meeting of shareholders, selecting the date, time, and place of the annual meeting, determining whether telephonic or electronic submission of proxies will be available for shareholders, establishing admission procedures for a shareholder meeting, and determining when to close the polls for voting at a shareholder meeting. Because the Delaware court decisions referred to in the Proposal are applied only in narrow circumstances and involve fact-specific determinations, we would have no certainty whether or under what circumstances any of these actions would actually be within the scope of the Proposal, or whether our shareholders would reach the same conclusion as to the scope of the Proposal.

Because the Proposal fails to identify any specific action to be taken or defect in the Company’s shareholder voting rights that should be remedied, and because we believe the Proposal would be impracticable to implement it if passed, the Board recommends a vote against the Proposal.

2016 PROXY STATEMENT  69

7. Information about the meeting

Date:	November 30, 2016

This Proxy Statement was first mailed to shareholders on or about October 18, 2016. It is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation to be voted at the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the Annual Meeting, another proxy dated as of a later date.

Time:	8:00 a.m. Pacific Time
Place:	Meydenbauer Center 11100 NE 6th Street Bellevue, Washington 98004

Proxy materials are available on the Internet

We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On October 18, 2016, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proof of ownership required for attending meeting in person

You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on September 30, 2016, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of Microsoft stock on the record date. This can be:

•	a brokerage statement or letter from a bank or broker indicating ownership on September 30, 2016,

•	the Notice of Internet Availability of Proxy Materials,

•	a printout of the proxy distribution email (if you received your materials electronically),

•	a proxy card,

•	a voting instruction form, or

•	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the proxy card, properly executed, and a copy of the proof of ownership. Shareholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures.

Participating in electronic meeting

You may also attend this year’s Annual Meeting via the Internet. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Company stock if you participate electronically. To submit your questions during the Annual Meeting, please log on to www.microsoft.onlineshareholdermeeting.com. You will need to enter the 12-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to enter the meeting.

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Soliciting proxies

The Board of Directors is soliciting the proxy accompanying this Proxy Statement. Proxies may be solicited by officers, directors, and employees of Microsoft, none of whom will receive any additional compensation for their services. D.F. King & Co., Inc. may solicit proxies at a cost we anticipate will not exceed $15,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. Microsoft will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. Microsoft will pay all proxy solicitation costs.

Shareholders of record at the close of business on September 30, 2016 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 30, 2016, there were 7,784,060,262 shares of common stock outstanding, held of record by 106,098 shareholders.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting, a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected shareholder. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, by mail at P.O. Box 2362, New York, NY 10272-2362, by phone at (800) 285-7772, option 1, or by email at msft@amstock.com. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.

Election of directors

Eleven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting, and until their respective successors are elected and qualified. If, for any reason, the directors are not elected at an Annual Meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by our Bylaws. The accompanying proxy will be voted in favor of the nominees presented in Part 2 – “Board of Directors – Our director nominees” to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors.

The Board of Directors expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee designated by our Board.

Voting procedures

Tabulation of votes

Our independent election inspector, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We expect to publish the final vote tabulation on our website, www.microsoft.com/investor/votingresults, within one business day after the Annual Meeting. We will also report the results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Majority vote standard for election of directors

In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) that is otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected.

2016 PROXY STATEMENT  71

A contested election is one in which:

•	as of the last day for giving notice of a shareholder nominee, a shareholder has nominated a candidate for director according to the requirements of our Bylaws, and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a shareholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which the election inspector determines the voting results as to that director, (b) the date on which the Board of Directors appoints an individual to fill the office held by that director, or (c) the date of that director’s resignation.

The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to our Board about filling the office.

The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within 90 days after certification of the shareholder vote will disclose publicly its decision.

Additional details about this process are specified in our Bylaws, which are available on our website at www.microsoft.com/bylaws.

Vote required; effect of abstentions and broker non-votes

The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.

Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposal number	Item	Votes required for approval	Abstentions	Uninstructed shares
1	Election of directors	Majority of shares cast	Not voted	Not voted
2	Advisory vote on executive compensation (“say-on-pay”)	Majority of shares cast	Not voted	Not voted
3	Ratification of independent auditor	Majority of shares cast	Not voted	Discretionary vote
4.	Amendment to Articles of Incorporation	Majority of shares entitled to vote	Counted as “against”	Counted as “against”
5.	Approval of French Sub Plan under our 2001 Stock Plan	Majority of shares cast	Not voted	Not voted
6.	Shareholder Proposal 1: Requesting certain proxy access bylaw amendments	Majority of shares cast	Not voted	Not voted
7.	Shareholder Proposal 2: Restricting actions that impair the effectiveness of shareholder votes	Majority of shares cast	Not voted	Not voted

Vote confidentiality

We maintain the confidentiality of the votes of individual shareholders. Ballots, proxy forms, and voting instructions returned to brokerage firms, banks, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the inspector of election have access to the ballots, proxy forms, and voting instructions. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms, and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims, or as otherwise required by law. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments.

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Where to find more proxy voting information

•	The SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

•	Contact the Microsoft Investor Relations department through our website at www.microsoft.com/investor/contacts/ default.aspx or by phone at 425.706.4400.

•	You may view our annual report and vote your shares at www.proxyvote.com.

•	Contact the broker or bank through which you beneficially own your shares.

Where to find our corporate governance documents

Copies of our Board committee charters and other governance documents listed in Part 1 can be found at www.microsoft.com/investor/corporategovernance. We will provide any of the foregoing information to a shareholder without charge upon written request to MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399.

Proposals by shareholders for 2017 annual meeting

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed for next year’s annual meeting must submit their proposals so they are received by the Corporate Secretary of Microsoft, by one of the means described below, no later than the close of business (5:30 p.m. Pacific Time) on June 20, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2017 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in the Company’s proxy statement and ballot pursuant to Section 1.14 of our Bylaws (a “proxy access nomination”) must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than May 19, 2017 and no later than the close of business on June 20, 2017. (i.e., not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date the definitive proxy statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made by the Company.

In order to be properly brought before the 2017 Annual Meeting, a shareholder’s notice of any matter the shareholder wishes to present other than a matter brought pursuant to SEC Rule 14a-8 or a proxy access director nomination, or the person or persons the shareholder wishes to nominate as a director, must be received by the Corporate Secretary of Microsoft, by one of the means described below, no earlier than August 2, 2017, and no later than the close of business (5:30 p.m. Pacific Time) on September 1, 2017 (i.e., not less than 90 nor more than 120 days before the first anniversary of the date of the 2016 Annual Meeting). If our Annual Meeting date occurs more than 30 days before or 60 days after November 30, 2017, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2017 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

To be in proper form, a shareholder’s notice must include the information about the proposal or nominee as specified in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Microsoft will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals or nominate directors at the 2017 Annual Meeting, and all supporting materials required by our Bylaws, must be submitted by one of the following means:

•	By Mail: MSC 123/9999, Office of the Corporate Secretary, Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399.

•	Electronically: askboard@microsoft.com.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

2016 PROXY STATEMENT  73

Other business

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider other shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

Representatives of Deloitte & Touche, independent auditor for Microsoft for fiscal year 2016 and the current fiscal year, will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

DATED: Redmond, Washington, October 18, 2016.

74

Annex A – reconciliation of non-GAAP and GAAP financial measures

The following table reconciles financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP financial results. This non-GAAP financial information has been provided to aid investors in better understanding the company’s performance. In fiscal year 2016, the financial results included the net impact from Windows 10 revenue deferrals and impairment, integration, and restructuring charges. In fiscal year 2015, the financial results included impairment, integration, and restructuring charges. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Fiscal year ended June 30,
($in millions, except per share amounts)	Revenue	Operating income	Net income	Diluted earnings per share
2015 as reported (GAAP)	$93,580	$18,161	$12,193	$1.48
Impairment, integration, and restructuring charges	-	10,011	9,494	1.15
2015 as adjusted (non-GAAP)	$93,580	$28,172	$21,687	$2.63
2016 as reported (GAAP)	$85,320	$20,182	$16,798	$2.10
Net impact from Windows 10 revenue deferrals	6,643	6,643	4,635	0.58
Impairment, integration, and restructuring charges	-	1,110	895	0.11
2016 as adjusted (non-GAAP)	$91,963	$27,935	$22,328	$2.79
Percentage change Y/Y (GAAP)	(9)%	11%	38%	42%
Percentage change Y/Y (non-GAAP)	(2)%	(1)%	3%	6%

Non-GAAP Executive Officer Incentive Plan (EIP) performance metrics in Compensation Discuss and Analysis

We use certain non-GAAP financial performance metrics in our incentive compensation program for our senior leadership team. These are EIP Revenue, EIP Operating Income, and EIP Gross Margin. We calculate these EIP measures by adjusting the corresponding GAAP financial metric – Revenue, Operating Income, and Gross Margin – for (1) impairment, integration, and restructuring charges, (2) the net impact of Windows 10 revenue deferrals, and (3) the effect of foreign currency rate fluctuations. We exclude the effect of foreign currency rate fluctuations on a “constant dollar” basis by converting current period non-GAAP (i.e., adjusted for items (1) and (2) in the preceding sentence) results for entities reporting in currencies other than United States dollars into United States dollars using constant exchange rates, which are determined at the outset of the current period, rather than the actual exchange rates in effect during the respective periods. These EIP financial measures differ from the non-GAAP financial results we report in our quarterly and annual earnings release materials, which are reported using constant currency. They should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

2016 PROXY STATEMENT  75

Annex B – French Sub Plan

Rules of the Microsoft Corporation 2001 stock plan for stock awards granted to employees in France

1. Introduction.

The Board of Directors (the “Board”) of Microsoft Corporation (the “Company”) has established the Microsoft Corporation 2001 Stock Plan (as amended and restated) (the “2001 Plan”) for the benefit of certain employees of the Company and its affiliated companies, including its French affiliate(s) (each, a “French Entity”), of which the Company holds directly or indirectly at least 10% of the capital.

Sections 4 and 17(b) of the 2001 Plan authorize the committee appointed by the Board (the “Committee”) to adopt such rules and procedures (including a sub-plan to the 2001 Plan) as the Board or Committee deems necessary or desirable to implement the 2001 Plan in any jurisdiction outside the U.S. (including for stock awards granted in France).

The Committee has determined that it is desirable to establish specific rules for the purposes of permitting stock awards granted to employees of a French Entity to qualify for the specific local tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish specific rules to the 2001 Plan (the “French Rules”) for the purpose of granting stock awards which qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (the “French-qualified Stock Awards”), to qualifying employees of a French Entity who are resident in France for French tax purposes and/or subject to the French social security regime (the “French SA Recipients”).

Under the French Rules, French SA Recipients will be granted only stock awards as defined in the 2001 Plan. The provisions of Sections 6 and 8 of the 2001 Plan permitting the grant of options and stock appreciation rights are not applicable to grants made under the French Rules.

2. Definitions.

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the 2001 Plan. In addition, the terms set out below will have the following meanings:

(a) The term “Closed Period” shall be as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, and shall mean:

(i) ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company or

(ii) any period during which the corporate management of the Company possesses confidential information which could, if disclosed to the public, significantly impact the quotation of the Common Shares, until ten quotation days after the day such information is disclosed to the public. If the French Commercial Code is amended after adoption of the French Rules to modify the definition and/or applicability of the Closed Periods to French–qualified Stock Awards, such amendments shall become applicable to any French–qualified Stock Awards granted under the French Rules, to the extent required or permitted by French law.

(b) The term “Disability” shall be defined in accordance with categories 2 and 3 under Section L.341-4 of the French Social Security Code, as amended.

(c) The term “Stock Awards” shall mean a promise by the Company to a future issuance at the Vesting Date of a Common Share per unit granted to each French SA Recipient, and subject to specific terms and conditions. Stock Awards granted under the French Rules will not give rise to dividends or dividends equivalent payments prior to the Vesting Date nor shall a French SA Recipient be entitled to receive on vesting an amount in cash in lieu of Common Shares.

(d) The term “Vesting Date” shall mean the date on which the Common Shares underlying the Stock Awards shall be issued to the French SA Recipient; the Committee may provide in the applicable Stock Award Agreement that Common Shares underlying the Stock Awards will be issued only on a date occurring after the Vesting Date.

3. Entitlement to participate.

(a) Subject to Section 3(c) below, any French SA Recipient who, on the date of grant of the Stock Award and to the extent required under French law, is either employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity or who is a corporate officer of a French Entity (subject to Section 3(b) below), shall be eligible to receive, at the discretion of the Committee, French-qualified Stock Awards under the French Rules provided he or she also satisfies the eligibility conditions of Section 5 of the 2001 Plan.

76

(b) French-qualified Stock Awards may not be issued to corporate officers of a French Entity, other than the managing directors (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed by a French Entity, as defined by French law and is otherwise eligible to receive Stock Awards under Section 5 of the 2001 Plan.

(c) French-qualified Stock Awards may not be issued under the French Rules to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity. Grants of French-qualified Stock Awards under the French Rules shall not result in any French SA Recipient’s owning more than ten percent (10%) of the Company’s share capital.

(d) The aggregate number of Common Shares underlying French-qualified Stock Awards shall not exceed 10% of the Company’s share capital.

4. Conditions of the stock awards.

(a) Vesting of stock awards.

The first Vesting Date of Stock Awards shall not occur prior to the expiration of the minimum mandatory vesting period applicable to French-qualified Stock Awards under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code or the French Social Security Code, as amended. However, notwithstanding the above, in the event of termination of a French SA Recipient’s Continuous Status as a Participant due to death, all of his or her outstanding French-qualified Stock Awards shall vest and Common Shares underlying French-qualified Stock Awards shall become issuable as set forth in Section 6 of the French Rules.

(b) Holding of shares.

The sale of Common Shares issued upon vesting of the French-qualified Stock Awards to the French SA Recipients shall not occur prior to the expiration of the minimum holding period applicable to Common Shares underlying French-qualified Stock Awards pursuant to Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code and French Social Security Code, as amended, to benefit from the specific French tax and social security regime, even if the French SA Recipient is no longer an employer or corporate officer of a French entity.

In addition to this restriction of the sale of the Common Shares issued to the French SA Recipients, the Common Shares may not be sold during a Closed Period, so long as Closed Period are applicable to Common Shares underlying French-qualified Stock Awards.

(c) Corporate officers.

To the extent and as long as required for French–qualified Stock Awards granted by the Company, specific holding period for the Common Shares issued pursuant to the French-qualified Stock Awards shall be imposed in the relevant agreement for French SA Recipients who qualify as a managing director under French law (“mandataires sociaux”) as defined in Section 3(b) above.

(d) French SA recipient’s account.

The Common Shares issued to the French SA Recipient pursuant to the Stock Awards shall be recorded in an account in the name of the French SA Recipient with the Company, a broker or in such other manner as the Company may otherwise determine in order to ensure compliance with applicable law including any required holding periods applicable to French-qualified Stock Awards.

5. Adjustments.

In the event of a corporate transaction as set forth in Section 14 of the 2001 Plan, adjustments to the terms and conditions of the Stock Awards or underlying Common Shares may be made only in accordance with the 2001 Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Board or the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the Stock Awards may no longer qualify as French-qualified Stock Awards.

6. Death and disability.

In the event of termination of a French SA Recipient’s Continuous Status as a Participant due to death, all French-qualified Stock Awards held by the French SA Recipient at the time of his or her death (whether vested or unvested at the time of death) shall immediately become transferable to the French SA Recipient’s heirs, unless vesting of such French-qualified Stock Awards is also subject to

2016 PROXY STATEMENT  77

performance-vesting conditions in which case the underlying Common Shares shall not become vested and transferable to the French SA Recipient’s heirs unless and until the performance-vesting conditions are satisfied. The Company shall issue the underlying Common Shares to the French SA Recipient’s heirs only if they request such issuance within six months following the death of the French SA Recipient. The French SA Recipient’s heirs shall not be subject to the restriction on the sale of Common Shares set forth in Section 4(b) above, if any.

If a French SA Recipient ceases to be employed by the Company or a French Entity by reason of his or her Disability, the French SA Recipient shall not be subject to the restrictions on the sale of Common Shares set forth in Section 4(b) above, if any.

7. Non-transferability of stock awards.

Except in the case of death, the French-qualified Stock Awards may not be assigned or transferred to any third party. In addition, the French-qualified Stock Awards may vest only for the benefit of the French SA Recipient during his or her lifetime.

8. Disqualification of stock awards.

If the terms and conditions of the outstanding French-qualified Stock Awards are modified due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Board or the Committee, Stock Awards may no longer qualify as French-qualified Stock Awards. If the Stock Awards no longer qualify as French-qualified Stock Awards, the Board or Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or to the transfer of the Common Shares underlying the Stock Awards which had been imposed under the French Rules and/or in the Stock Award Agreement delivered to the French SA Recipient in order to achieve the specific tax treatment for French-qualified Stock Awards.

9. Employment rights.

The adoption of the French Rules shall not confer upon the French SA Recipients or any employees of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees or create any employment relationship with the Company.

10. Interpretation.

It is intended that Stock Awards granted under the French Rules shall qualify for the specific tax and social security treatment applicable to Stock Awards granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of the French Rules shall be interpreted accordingly and in accordance with the relevant Guidelines published by French tax and social security administrations and subject to the fulfilment of legal, tax and reporting obligations, if applicable. However, certain corporate transactions, certain modifications or changes may impact the qualification of the Stock Awards and underlying Common Shares for the specific regime in France.

11. Amendments.

Subject to the terms of the 2001 Plan, the Committee reserves the right to amend or terminate the French Rules at any time in accordance with applicable French law.

12. Delegation of authority.

Any references to the Committee in the French Rules encompass the Senior Vice President, Human Resources of the Company to whom the Committee has delegated the authority to adopt or amend any rules and procedures necessary or desirable to implement the 2001 Plan in any jurisdiction outside the U.S., including the adoption and amendment of the French Rules.

13. Adoption.

The French Rules are effective as of the date of their approval by the Company’s shareholders.

78

Downtown Bellevue driving directions and parking

Meydenbauer Center 11100 NE 6th Street Bellevue, WA 98004 425.637.1020 www.meydenbauer.com Bellevue Transit Center

Driving directions

From Seattle via SR-520

•	Take SR-520 east to I-405 south.
•	Take Exit 13A west to NE 4th Street westbound.
•	Turn right onto 112th Avenue NE.
•	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on the right.

From Seattle via I-90

•	Take I-90 east to I-405 north.
•	Take Exit 13A west to NE 4th Street westbound.
•	Turn right onto 112th Avenue NE.
•	Turn left onto NE 6th Street to Meydenbauer Center’s parking garage on right.

Parking

Due to limited parking availability, we encourage you to explore Metro Transit’s commuter services. The Bellevue Transit Center is conveniently located less than a block from Meydenbauer Center.

Parking validation for Meydenbauer Center garage will be available at the meeting.

2016 PROXY STATEMENT  79

Microsoft corporate social responsibility

“Our customers

and society expect

us to maximize the

value of technology

while also preserving

the values that are

timeless. Microsoft’s

commitments to

corporate citizenship

help us meet these

expectations.”

Satya Nadella, CEO

Ethical business conduct Microsoft has been included on the Ethisphere Institute’s list of the World’s Most Ethical Companies every year since the list’s inception in 2011.
Our people In Microsoft’s anonymous global employee survey, 87% said they would recommend Microsoft as a great place to work.

Privacy

Microsoft was the first major cloud provider independently verified for meeting the world’s first international standard for cloud privacy (ISO/IEC 27018). We were also among the first companies certified under the EU-US Privacy Shield program.

Environment

Microsoft datacenters are 100% carbon neutral. This year we committed to also having them rely on more wind, solar, and hydro power electricity over time. Today nearly 45% of electricity used by our datacenters comes from these sources. Our goal is to pass the 50% milestone by the end of 2018, top 60% early in the next decade, and then to keep improving even further.

Communities

Microsoft Philanthropies is investing our greatest assets - our technology, people, grants and voice - to advance a more equitable world where the benefits of technology are accessible to everyone. We’ve been hard at work at this mission for the past 30 years, and recently made a $1 billion pledge to donate our cloud services to serve the public good.

For more information: Our Corporate Social Responsibility website: www.microsoft.com/csr Nonprofit software donations: www.microsoft.com/nonprofit

C/O PROXY SERVICES

P.O. BOX 9163

FARMINGDALE, NY 11735

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR code above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to microsoft.onlineshareholdermeeting.com

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E13597-TBD KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MICROSOFT CORPORATION

The Board of Directors recommends a vote “FOR” EACH OF THE FOLLOWING NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, “AGAINST” PROPOSAL 6, and “AGAINST” PROPOSAL 7.

1.	Election of Directors: (The Board recommends a vote FOR each nominee)	For	Against	Abstain

	01. William H. Gates III	☐	☐	☐

	02. Teri L. List-Stoll	☐	☐	☐

	03. G. Mason Morfit	☐	☐	☐

	04. Satya Nadella	☐	☐	☐

	05. Charles H. Noski	☐	☐	☐

	06. Helmut Panke	☐	☐	☐

	07. Sandra E. Peterson	☐	☐	☐

	08. Charles W. Scharf	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

		For	Against	Abstain

	09. John W. Stanton	☐	☐	☐

	10. John W. Thompson	☐	☐	☐

	11. Padmasree Warrior	☐	☐	☐

2.	Advisory vote on executive compensation (The Board recommends a vote FOR this proposal)	☐	☐	☐

3.	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2017 (The Board recommends a vote FOR this proposal)	☐	☐	☐

4.	Approval of Amendment to our Amended and Restated Articles of Incorporation (The Board recommends a vote FOR this proposal)	☐	☐	☐

5.	Approval of French Sub Plan under the 2001 Stock Plan (The Board recommends a vote FOR this proposal)	☐	☐	☐

6.	Shareholder Proposal – Requesting certain proxy access bylaw amendments (The Board recommends a vote AGAINST this proposal)	☐	☐	☐

7.	Shareholder Proposal – Restricting actions that impair the effectiveness of shareholder votes (The Board recommends a vote AGAINST this proposal)	☐	☐	☐

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Annual Shareholders Meeting Information:
Location:	Meydenbauer Center
11100 NE 6th Street
Bellevue, WA 98004
Date:	November 30, 2016
Time:	8:00 AM PT

In order to be admitted to the Annual Shareholders Meeting, you must present one of the following as proof of ownership of Microsoft stock on the record date.

•       Notice of Internet Availability of Proxy Materials

•       Proxy card

•       Legal proxy provided by your bank, broker, or nominee

•       Voting instruction card

•       If you received your proxy materials by e-mail, a printout of the e-mail

•       Brokerage statement or letter from a bank or broker indicating ownership on the record date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E13598-TBD

MICROSOFT CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JOHN W. THOMPSON and SATYA NADELLA, and each of them, with full power of substitution, as proxies to vote all the shares the undersigned is entitled to vote at the Annual Shareholders Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, November 30, 2016 at 8:00 a.m. Pacific Time and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof in accordance with and as described in the Notice and Proxy Statement of the Annual Shareholders Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made as to any item, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side